Exhibit 1.1

EXECUTION VERSION

AGENCY AGREEMENT

February 10, 2020

Acreage Holdings, Inc.

366 Madison Avenue, 11th Floor

New York, New York, 10017

Attention:          Kevin P. Murphy, Chief Executive Officer

Dear Sirs/Mesdames:

The undersigned, Canaccord Genuity Corp. (the “Agent”), understands that Acreage Holdings, Inc. (the “Company”) proposes to create, offer, issue and sell up to 6,085,192 special warrants of the Company (the “Initial Special Warrants”), at a price of US$4.93 per Special Warrant (the “Issue Price”), for aggregate gross proceeds to the Company of approximately US$30,000,000.

The Special Warrants (as defined herein) shall be duly and validly created and issued pursuant to, and governed by, a special warrant indenture (the “Special Warrant Indenture”) to be entered into on the Closing Date (as defined herein) between the Company and Odyssey Trust Company, or such other trust company as may be acceptable to the Company and the Agent, in its capacity as special warrant agent thereunder. Each Special Warrant shall be automatically exercised, for no additional consideration, under and subject to the terms described herein and in the Special Warrant Indenture, for one unit of the Company (each a “Unit”). Each Unit will be comprised of: (a) one (1) Subordinate Voting Share (as defined herein) (each a “Unit Share”); and (b) one (1) Subordinate Voting Share purchase warrant of the Company (each a “Warrant”). The description of the Special Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Special Warrants set forth in the Special Warrant Indenture. In the case of any inconsistency between the description of the Special Warrants in this Agreement and their terms and conditions as set forth in the Special Warrant Indenture, the provisions of the Special Warrant Indenture shall govern.

The Warrants shall be duly and validly created and issued pursuant to, and governed by, a warrant indenture (the “Warrant Indenture”) to be entered into on the Closing Date between the Company and Odyssey Trust Company, or such other trust company as may be acceptable to the Company and the Agent, in its capacity as warrant agent thereunder. Each Warrant will entitle the holder thereof to purchase one (1) Subordinate Voting Share (each, a “Warrant Share”) for a period of sixty (60) months after the Closing Date at a price of US$5.80 per Warrant Share (subject to adjustment in certain circumstances). The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants set forth in the Warrant Indenture. In the case of any inconsistency between the description of the Warrants in this Agreement and their terms and conditions as set forth in the Warrant Indenture, the provisions of the Warrant Indenture shall govern.

Each Special Warrant shall be automatically exercised at 4:00 p.m. (Toronto time) on the Automatic Exercise Date (as defined herein).

In addition, the Company will grant to Anson Advisors Inc. (the “Lead Purchaser”) an option (the “Purchaser’s Option”), which Purchaser’s Option may be exercised in the sole discretion of the Lead Purchaser, in whole or in part, to permit the Purchasers to purchase, in such proportion among the Purchasers as the Lead Purchaser may determine, up to: (a) 4,056,795 additional Special Warrants (the “Additional Special Warrants”) at the Issue Price; or (b) if the Qualification Date (as defined herein) occurs prior to the exercise of the Purchaser’s Option, 4,056,795 additional Units (the “Additional Units”, and together with the Additional Special Warrants, the “Additional Securities”) at a price of US$4.93 per Additional Unit, for additional aggregate proceeds to the Company of approximately US$20,000,000, all in such proportion among the Purchasers as the Lead Purchaser may determine. The Purchaser’s Option shall be exercisable by the Lead Purchaser at any time and from time to time at or after the Time of Closing (as defined herein) and from time to time up to 8:00 a.m. (Eastern time) on March 16, 2020. The Lead Purchaser shall deliver written notice to the Company and the Agent forty-eight (48) hours prior to the exercise thereof and upon the furnishing of such notice, the Company will be committed to sell, in accordance with and subject to the provisions of this Agreement the number of Additional Special Warrants or Additional Units, as applicable, indicated in the notice. Delivery of and payment for any Additional Securities will be made at the time and on the date (the “Purchaser’s Option Closing Date”) as set out in a written notice of the Lead Purchaser delivered to the Company and the Agent, provided that the Purchaser’s Option Closing Date shall be no later than five (5) days following delivery of the notice; and; which Purchaser’s Option Closing Date may occur on the Closing Date. Unless the context otherwise requires, (A) all references to the “Offering” and “Special Warrants” shall include the “Additional Special Warrants” if the Purchaser’s Option is exercised prior to the Qualification Date, and in such case references to “Units”, “Unit Shares”, “Warrants” and “Warrant Shares” shall include any such securities issued or issuable in connection with the exercise of the Additional Special Warrants, as applicable, and (B) all references to the “Units” shall include the “Additional Units” if the Purchaser’s Option is exercised on or following the Qualification Date, and in such case references to “Unit Shares”, “Warrants” and “Warrant Shares” shall include any such securities issued or issuable in connection with the exercise of the Additional Units, as applicable.

In consideration of the Agent agreeing to act as agent to find the Purchasers (as defined herein) of Initial Special Warrants and the Purchaser’s Option on a commercially reasonable “best efforts” private placement basis, the Company agrees to pay to the Agent at the Time of Closing on the Closing Date and the Purchaser’s Option Closing Date, as applicable, a cash commission (the “Cash Commission”) in an amount equal to 6.0% of the gross proceeds received by the Company from the issue and sale of: (a) the Initial Special Warrants; and (b) Additional Securities, pursuant to the Offering (as defined herein).

The Agent shall be entitled to appoint, at its sole expense, other registered dealers (“Selling Firms”) as agents to assist in the Offering and the Agent shall determine the remuneration payable to such Selling Firms, such remuneration to be the sole responsibility of the Agent.

The Company confirms the filing on June 24, 2019 of the Preliminary Base Shelf Prospectus (as defined herein) and the filing on August 8, 2019 of the Final Base Shelf Prospectus (as defined herein) in each case in each Qualifying Jurisdiction (as defined herein) and the issuance of the Preliminary Receipt (as defined herein) on June 24, 2019 and the Final Receipt (as defined herein) on August 9, 2019, in each case by the OSC (as defined herein) on behalf of the Securities Commissions (as defined herein). The Company has also prepared and filed with the SEC (as defined herein) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Securities Commissions and the SEC, the Preliminary Registration Statement (as defined herein) and the Final Registration Statement (as defined herein).

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are additional terms and conditions of the Agreement between the Company and the Agent:

1.	Interpretation

Definitions – In addition to the terms previously defined and terms defined elsewhere in this Agreement (as defined herein) (including the Schedules hereto), where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Agreement” means this agreement between the Company and the Agents as the same may be amended and/or restated from time to time;

“Ancillary Documents” means all agreements, indentures (including the Special Warrant Indenture, the Warrant Indenture and the Option Certificate), certificates (including any certificates representing the Special Warrants and the Warrants), officers’ certificates, notices and other documents executed and delivered, or to be executed and delivered, by the Company in connection with Offering or the qualification for distribution of the Prospectus-Qualified Securities, whether pursuant to Applicable Securities Laws or otherwise;

“Applicable Laws” means, in relation to any person or persons, the Applicable Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Applicable Securities Laws” means, as applicable, the Canadian Securities Laws, the U.S. Securities Laws, the securities legislation of and policies issued by each other Selling Jurisdiction and the rules and policies of each of the FRA and the OTCQX;

“Associated Entity” means any entity (corporate or otherwise), affiliate, or resulting entity pursuant to a reorganization: (i) in which the Company, has directly or indirectly controlled, directly or indirectly controls or is controlled by and which is material to the Company, and the business of the Company; or (ii) from which the Company has derived or will derive a beneficial financial or other interest, including, but not limited to, any entity with whom the Company has entered into or will enter into a business relationship (for example, via a management agreement, via a loan agreement, etc.);

“Automatic Exercise Date” means the earlier of: (i) the date that is three (3) Business Days following the Qualification Date, and (ii) the date that is four (4) months and one (1) day after the Closing Date or the Purchaser’s Option Closing Date, as applicable;

“Beneficiaries” has the meaning ascribed thereto in Section 13(c);

“Business Day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario or New York, New York;

“Canadian Securities Laws” means collectively, the applicable securities laws of each of the Qualifying Jurisdictions, their respective regulations, rulings, rules, orders (including blanket orders and discretionary orders), instruments (including national and multilateral instruments), fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions or similar authority thereunder and the rules and policies of the CSE;

“Canopy Agreement” means the arrangement agreement dated April 18, 2019 between Canopy Growth Corporation and the Company in respect of the acquisition by Canopy Growth Corporation of the issued and outstanding securities of the Company subject to and pursuant to the terms of such agreement;

“Canopy Consent” means that certain consent of Canopy Growth Corporation to the Credit Facility and transactions contemplated by this Agreement;

“CanWell Litigation” means the litigation described in Schedule “B” attached hereto;

“Claims” and “Claim” have the meanings ascribed thereto in Section 13(a);

“Closing Date” means February 10, 2020 or such other date as may be agreed to in writing by the Company and the Agent each acting reasonably, being the date for delivery of and payment for any Initial Special Warrants;

“Credit Agreement” means the credit agreement dated February 7, 2020 among HSCP CN Holdings ULC, Acreage Finance Delaware, Inc., #############, and the Lenders (as such term is defined in the Credit Agreement);

“Credit Facility” means the $100 million term loan facility provided for in the Credit Agreement;

“CSE” means the Canadian Securities Exchange;

“Directed Selling Efforts” means “directed selling efforts” as such term is defined in Rule 902(c) of Regulation S;

“Disclosure Record” means the Company’s prospectuses, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents publicly filed or otherwise publicly disseminated by the Company since November 14, 2018;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of the Canadian Securities Laws or any of them;

“Documents Incorporated by Reference” means all financial statements, management’s discussion and analysis, management information circulars, annual information forms, business acquisition reports, material change reports or other documents filed by the Company, whether before or after the date of this Agreement, that are required to be incorporated by reference, or that are deemed to be incorporated by reference, under Canadian Securities Laws in the Preliminary Base Shelf Prospectus, the Final Base Shelf Prospectus, the Qualification Prospectus Supplement or any Supplementary Material, as applicable;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 and NI 44-102 so as to be qualified to offer securities by way of a short form prospectus and prospectus supplement to a base shelf prospectus;

“Encumbrance” means any charge, mortgage, lien, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise pursuant to any applicable law, attaching to property, interests or rights;

“Final Base Shelf Prospectus” means the final short form base shelf prospectus of the Company dated August 8, 2019 and filed with the Securities Commissions for the purpose of qualifying the distribution in the Qualifying Jurisdictions of the securities described therein, including all Documents Incorporated by Reference therein and any Supplementary Material;

“Final Receipt” means the Passport Receipt for the Final Base Shelf Prospectus;

“Final Registration Statement” means an amendment to the shelf registration statement of the Company on Form F-10 (File No. 333-232313) filed with the SEC under the U.S. Securities Act, including the Final Base Shelf Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

“FRA” means the Frankfurt Stock Exchange;

“Governmental Authority” means and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Historical Financial Statements” means, collectively, the: (i) audited consolidated financial statements of the Company as at and for the years ended December 31, 2018 and 2017 to be included in the Prospectus, together with the report of MNP LLP on those financial statements, and including the notes with respect to those financial statements; (ii) the unaudited interim financial statements of the Company for the three and nine months ended September 30, 2019 and 2018; and (iii) any other financial statements of the Company that are or are deemed under Canadian Securities Laws to be incorporated by reference in the Prospectus or any Supplementary Materials;

“Indemnified Parties” and “Indemnified Party” have the meanings ascribed thereto in Section 13(a);

“Intellectual Property” means all domestic and foreign: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, patent disclosures and industrial designs, together with all re-issuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof; (ii) trademarks, service marks, trade dress, trading styles, logos, trade names and business names, domain names, social media handles, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, copyrights and applications, registrations and renewals in connection therewith; (iv) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, algorithms, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (v) computer systems, software, data and related documentation; (vi) right, title and interest as licensee or authorized user of any of the aforementioned intellectual property; and (vii) copies and tangible embodiments thereof in whatever form or medium whether now known or hereafter developed;

“Losses” has the meaning ascribed thereto in Section 13(a);

“Material Adverse Effect” means any event, fact, change, circumstance, development, occurrence or state of affairs that, individually or in the aggregate with other events, facts, changes, circumstances, developments or occurrences, is or would reasonably be expected to be, materially adverse to the business, operations, assets, properties, capital, prospects, condition (financial or otherwise) or liabilities, whether contractual or otherwise, of the Company and the Subsidiaries, taken as a whole; provided that Material Adverse Effect shall not include an adverse effect resulting from a change: (i) that arises out of a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by the Company to the Agent prior to the date of this Agreement; (ii) that results from general economic, financial, currency exchange, interest rate or securities market conditions in Canada or the United States; or (iii) that is a direct result of any matter permitted by this Agreement, the Transaction Documents or consented to in writing by the Agent;

“material change” has the meaning ascribed thereto in the Canadian Securities Laws of the Province of Ontario;

“material fact” has the meaning ascribed thereto in the Canadian Securities Laws of the Province of Ontario;

“misrepresentation” has the meaning ascribed thereto in the Canadian Securities Laws of the Province of Ontario;

“Multiple Voting Shares” means the Class C multiple voting shares of the Company;

“Murphy Loan” means the amount of $20,000,000 loaned from Kevin Murphy, Chairman, Founder, and Chief Executive Officer of the Company, to Acreage Finance Delaware, LLC in connection with securing the borrowings of HSCP CN Holdings ULC under the Credit Facility;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 44-102” means National Instrument 44-102 – Shelf Distributions;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“Offering” means the issuance of the Initial Special Warrants to Purchasers as contemplated hereunder, and includes the issuance of the applicable number of Additional Securities pursuant to any exercise of the Purchaser’s Option;

“OSC” means the Ontario Securities Commission;

“OTCQX” means the OTCQX Best Market by OTC Markets Group;

“Option Certificate” means the certificate issued to the Lead Purchaser on the Closing Date evidencing the grant of the Purchaser’s Option;

“Passport Receipt” means a receipt issued by the OSC as principal regulator pursuant to the Passport System and which also evidences the receipt of the OSC and the deemed receipt of the Securities Commissions of the Qualifying Jurisdictions (other than Ontario) for the Preliminary Base Shelf Prospectus or the Final Base Shelf Prospectus, as the case may be;

“Passport System” means the passport system procedures provided for under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

“Personally Identifiable Information” means any information that alone or in combination with other information held a person or entity can be used to specifically identify a person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as “Personally Identifiable Information” under any Applicable Laws;

“Preliminary Base Shelf Prospectus” means the preliminary short form base shelf prospectus of the Company dated June 24, 2019, filed with the Securities Commissions for the purpose of qualifying the distribution in the Qualifying Jurisdictions of the securities described therein, including all Documents Incorporated by Reference therein and any Supplementary Material;

“Preliminary Receipt” means the Passport Receipt for the Preliminary Base Shelf Prospectus;

“Preliminary Registration Statement” means the registration statement of the Company on Form F-10 (File No. 333-232313) filed with the SEC under the U.S. Securities Act, including the Preliminary Base Shelf Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

“Proportionate Voting Shares” means the Class B proportionate voting shares of the Company;

“Prospectus” means, together, the Final Base Shelf Prospectus and the Qualification Prospectus Supplement, including any Documents Incorporated by Reference therein;

“Prospectus-Qualified Securities” means the securities of the Company qualified for distribution pursuant to the satisfaction of the Qualification Condition, being: (i) the Units, the Unit Shares and the Warrants (including for certainty the Units, the Units Shares and the Warrants issuable upon exercise of the Additional Special Warrants if the Purchaser’s Option is exercised prior to the Qualification Date), (ii) if the Purchaser’s Option is not exercised prior to the Qualification Date, the Additional Units and the Unit Shares and the Warrants underlying the Additional Units, and (iii) with respect to the Qualification Registration Statement, the Warrant Shares;

“Purchasers” means the persons who (as purchaser or beneficial purchaser) acquire Initial Special Warrants and, in the case of the Lead Purchaser the Purchaser’s Option, by duly completing, executing and delivering Subscription Agreements and paying the issue price therefor, and permitted assignees or transferees of such persons from time to time, and for certainty, “Purchasers” includes the Lead Purchaser on behalf of funds advised by the Lead Purchaser;

“Qualification” has the meaning ascribed thereto in Section 8(c);

“Qualification Condition” means the filing by the Company of the Qualification Prospectus Supplement with the Securities Commissions, and the filing by the Company of the Qualification Registration Statement with the SEC, which qualifies the distribution of the Prospectus-Qualified Securities;

“Qualification Date” means the date on which the Qualification Condition is satisfied;

“Qualification Deadline” means 10:00 p.m. (Eastern time) on February 14, 2020 or such earlier time or date as may be agreed to in writing by the Company and the Agent each acting reasonably;

“Qualification Prospectus Supplement” means the prospectus supplement of the Company, including all of the Documents Incorporated by Reference therein and any Supplementary Material, prepared by the Company and certified by the Company and the Agent, qualifying the distribution of the Prospectus-Qualified Securities in the Qualifying Jurisdictions;

“Qualification Registration Statement” means the registration statement of the Company on Form F-10 pursuant to General Instruction II.L of Form F-10, registering the issuance of the Prospectus-Qualified Securities in the United States and filed with the SEC under the U.S. Securities Act, including the Qualification Prospectus Supplement with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

“Qualifying Jurisdictions” means each of the provinces of Canada, excluding Quebec, Prince Edward Island and Newfoundland and Labrador (and excluding Yukon, Northwest Territories and Nunavut);

“Registration Statement” means, together, the Final Registration Statement and the Qualification Registration Statement, including any Documents Incorporated by Reference therein;

“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commission” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions and “Securities Commissions” has a comparable meaning;

“Selling Jurisdictions” means, collectively, the Qualifying Jurisdictions, and such other jurisdictions consented to by the Company and the Agent where Initial Special Warrants or the Purchaser’s Option are sold or granted;

“Special Warrants” means the special warrants of the Company offered hereunder, exercisable, for no additional consideration, into Units, and includes the Initial Special Warrants and any Additional Special Warrants issued or issuable pursuant to the exercise of the Purchaser’s Option;

“Standard Listing Conditions” has the meaning ascribed thereto in Section 7(a);

“Subordinate Voting Shares” means the Class A subordinate voting shares of the Company;

“Subscription Agreements” means, collectively, the subscription agreements in the form agreed upon by the Agent and the Company, pursuant to which Purchasers agree to subscribe for and purchase Special Warrants, as herein contemplated and shall include, for greater certainty, all schedules thereto;

“Subsequent Disclosure Documents” means any annual and/or interim financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Company after the date of this Agreement that are required by Canadian Securities Laws to be incorporated by reference into the Prospectus or any Supplementary Material;

“Subsidiaries” means the material subsidiaries of the Company set out in Schedule “A” attached hereto and “Subsidiary” means any one of them;

“Supplementary Material” means any documents supplemental to the Prospectus or the Registration Statement, as applicable, including any amending or supplementary prospectus, registration statement or other supplemental documents (including Documents Incorporated by Reference in the Prospectus or Registration Statement after the date of the Qualification Prospectus Supplement or Qualification Registration Statement, as applicable) or similar documents;

“Survival Limitation Date” means the third (3rd) anniversary of the Closing Date except in respect of any of the covenants set out in Section 9(c), Section 9(d), Section 9(e), Section 9(f), Section 9(g) and Section 9(h) which shall be on the fifth (5th) anniversary of the Closing Date;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Taxes” means all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales, value-added, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto;

“Time of Closing” means 8:00 a.m. (Eastern time) on the Closing Date or any Purchaser’s Option Closing Date, as applicable, or such other time on the Closing Date or any Purchaser’s Option Closing Date as may be agreed to by the Company and the Agent;

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Warrant Indenture, the Option Certificate and the certificates, if any, representing the Special Warrants and the Warrants;

“United States” and “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means “U.S. person” as defined in Rule 902(k) of Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

Other

(a)	Any reference in this Agreement to a Section shall refer to a section of this Agreement.

(b)	All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case and the verb shall be construed as agreeing with the required word and/or pronoun.

(c)	Any reference in this Agreement to “US$”, “$” or to “dollars” shall refer to the lawful currency of the United States, unless otherwise specified.

(d)	All references in this Agreement to “deemed exercise” of the Special Warrants shall refer to the automatic exercise of the Special Warrants on the Automatic Exercise Date.

(e)	Where any representation or warranty contained in this Agreement or any Ancillary Document is expressly qualified by reference to the “knowledge” of the Company or “the best of the Company’s knowledge”, or where any other reference is made herein or in any Ancillary Document to the “knowledge” of the Company, it shall be deemed to refer to the best knowledge of: (i) Kevin Murphy, Chairman, Founder, and Chief Executive Officer of the Company; (ii) Glen Leibowitz, Chief Financial Officer of the Company; (iii) Robert Daino, Chief Operating Officer of the Company; (iv) James Doherty, General Counsel of the Company; (v) James Tyson MacDonald, EVP, Corporate Development of the Company; and (vi) Steven Hardardt, Chief People Officer and Administration of the Company, after having made due enquiry of appropriate and relevant persons and documentation (which for greater certainty shall exclude any due diligence reports or materials prepared by the Agent or its counsel).

(f)	If any day on or before which any action or notice is required or permitted to be taken or given hereunder is not a Business Day, then such action or notice shall be required or permitted to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

2.	Nature of Transaction

The Company hereby agrees to comply with all Applicable Securities Laws on a timely basis in connection with the distribution of the Initial Special Warrants and the Additional Securities and the Company shall execute and file with the Securities Commissions all forms, notices and certificates relating to the Offering required to be filed pursuant to the Canadian Securities Laws in the Qualifying Jurisdictions in the time required by Canadian Securities Laws in the Qualifying Jurisdictions.

3.	The Offering

(a)	Agency Deal. The Company hereby appoints the Agent to act as exclusive agent to offer and sell the Initial Special Warrants and any Additional Securities on a commercially reasonable “best efforts” private placement basis and the Agent hereby accepts such appointment. Notwithstanding anything to the contrary contained herein or any oral representations or assurances previously or subsequently made by the parties hereto, this Agreement does not constitute a commitment by, or legally binding obligation of, the Agent or any of its affiliates to act as underwriters, initial purchasers, arrangers, and/or placement agents in connection with any offering of securities of the Company, including the Initial Special Warrants and any Additional Securities, or to provide or arrange any financing, other than the appointment as agent in connection with the Offering in accordance with the prior sentence and otherwise on the terms set forth herein.

(b)	Sale on Exempt Basis. The Company understands that the Agent shall have the right to and shall use its commercially reasonable efforts to arrange for the offer and sale of the Initial Special Warrants and the Additional Securities to be purchased by the Purchasers: (i) in the Qualifying Jurisdictions on a private placement basis in compliance with Canadian Securities Laws and U.S. Securities Laws and only to Purchasers who are non-U.S. Persons pursuant to the exclusion from registration requirements of the U.S. Securities Act afforded by Regulation S, such that the offer and sale of the Initial Special Warrants and any Additional Securities does not obligate the Company to file a prospectus, registration statement or similar disclosure document in any of the Qualifying Jurisdictions or in the United States (other than the Prospectus or any Supplementary Material filed with the Securities Commissions relating to the distribution of the Prospectus-Qualified Securities as contemplated by this Agreement); and (ii) in such other jurisdictions outside of Canada and the U.S. as consented to by the Company on a private placement basis in compliance with Applicable Securities Laws of such other jurisdictions.

(c)	Press Releases. In order to comply with applicable U.S. securities laws, any press release announcing or otherwise concerning the Offering shall include an appropriate notation on each page as follows: “Not for distribution to United States Newswire Services or for dissemination in the United States”. In addition, any such press release shall contain the following disclaimer: “This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.”

(d)	Filings. The Company undertakes to file, or cause to be filed, all forms or undertakings required to be filed by the Company in connection with the issue and sale of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities (including a Form 45-106F1 or Form 72-503F with the applicable Securities Commissions within 10 days of the Closing Date or the Purchaser’s Option Closing Date, as applicable) so that the distribution of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities to the Purchasers may lawfully occur without the necessity of filing a prospectus, registration statement or other offering document in Canada or other jurisdictions (other than the Prospectus, the Registration Statement or any Supplementary Material relating to the distribution of the Prospectus-Qualified Securities as contemplated by this Agreement), but on terms that will permit the Initial Special Warrants, the Purchaser’s Option and any Additional Securities and the securities to be issued upon exercise of such securities acquired by the Purchasers to be sold by such Purchasers at any time in the Qualifying Jurisdictions, subject to applicable hold periods under Canadian Securities Laws and the U.S. Securities Law legends which the certificates representing the Special Warrants and any securities which may be acquired on exercise thereof, if applicable, will be required to carry prior to the satisfaction of the Qualification Condition. All prescribed fees payable in connection with such filings shall be at the sole expense of the Company.

(e)	No Offering Memorandum. Neither the Company nor the Agent shall: (i) provide to any prospective purchasers of Initial Special Warrants, the Purchaser’s Option or any Additional Securities any document or other material that would constitute an offering memorandum within the meaning of Canadian Securities Laws, including any investor presentation; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities, including any advertisement, article, notice or other communication published in any newspaper, magazine, printed public media, printed media or similar media, or broadcast over radio, television or telecommunications, including electronic display, or any seminar or meeting relating to the offer and sale of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities whose attendees have been invited by general solicitation or advertising.

(f)	Undertakings of the Agent in Compliance with Regulation S. The Agent represents warrants, covenants and agrees to and with the Company that it will offer and sell the Special Warrants only in accordance with Rule 903 of Regulation S. Accordingly, none of the Agent, its affiliates, or any person acting on its or any of its affiliates’ behalf (including but not limited to the Selling Firms), has made or will make, as of the date hereof and as of the Closing Date, any:

(i)	offer to sell, or any solicitation of an offer to buy, the Special Warrants or the Units in the United States or to, or for the account or benefit of, any U.S. Person or any person in the United States;

(ii)	sale of the Special Warrants to any Purchaser unless, at the time the buy order was or will have been originated:

A.	the Purchaser is outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person; or

B.	the Agent, its affiliates (including, if applicable, any of the Selling Firms) and any person acting on their behalf reasonably believe that the Purchaser is outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person;

(iii)	Directed Selling Efforts in the United States with respect to any of the Special Warrants, Units or Warrant Shares;

(iv)	offers or sales of the Special Warrants prior to the expiration of a period of one year after the Closing Date (such one period referred to as the “Distribution Compliance Period”) unless such offers and sales are made in accordance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of such securities under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act, and any hedging transactions with regard to such securities prior to the expiration of the Distribution Compliance Period are made in compliance with the U.S. Securities Act; or

(v)	sale of Special Warrants during the Distribution Compliance Period to any distributor (as defined in Regulation S), any dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or any person receiving a selling concession, fee or other remuneration, unless it sends to any such person a confirmation or other notice stating that such person is subject to the same restrictions on offers and sales that apply to a distributor under Regulation S.

4.	Filing of Qualification Prospectus Supplement and Qualification Registration Statement

(a)	Qualification Prospectus Supplement. The Company shall use commercially reasonable efforts to, no later than the Qualification Deadline, prepare and file the Qualification Prospectus Supplement and other required documents with the Securities Commissions under Canadian Securities Laws, elect to use the Passport System and designate the OSC as the principal regulator thereunder, and otherwise fulfill all legal requirements to qualify the Prospectus-Qualified Securities for distribution in the Qualifying Jurisdictions. The Initial Special Warrants and the Additional Securities and the underlying Unit Shares, Warrants and Warrant Shares, will be subject to a statutory hold period in Canada under Canadian Securities Laws for a period of four (4) months and one (1) day from the Closing Date, subject to the earlier filing with the Securities Commissions of the Qualification Prospectus Supplement qualifying the distribution of the Prospectus-Qualified Securities. If the Company has not filed the Qualification Prospectus Supplement by the Qualification Deadline, the Company covenants to file such document as soon as possible, and in any event on or before March 10, 2020.

(b)	Qualification Registration Statements. The Company shall use commercially reasonable efforts to, no later than the Qualification Deadline, prepare and file the Qualification Registration Statement and other required documents with the SEC under U.S. Securities Laws, and otherwise fulfill all legal requirements such that the Prospectus-Qualified Securities and Warrant Shares shall be free of resale restrictions under the U.S. Securities Act. In the event that no registration statement is effective under the U.S. Securities Act at any time during the term of the Warrants, the exercise of any Warrants may be subject to U.S. Securities Law restrictions and the Warrant Shares, when issued, may be “restricted” securities within the meaning of Rule 144 under the U.S. Securities Act, and in such case may only be resold pursuant to an available exemption from the registration requirements of the U.S. Securities Act. The Company shall, no later than the Qualification Deadline, prepare and file the Qualification Registration Statement and other required documents, which shall include a registration statement on Form S-3 (and if not then available Form S-1) to be filed following March 16, 2020 registering the Warrant Shares, with the SEC under U.S. Securities Laws, and otherwise fulfill all legal requirements such that the Prospectus-Qualified Securities and Warrant Shares shall be free of resale restrictions under the U.S. Securities Act.

(c)	Commercial Copies. The Company shall cause commercial copies of the Prospectus, the Registration Statement and any Supplementary Material to be delivered to the Agent without charge, in such numbers and in such cities in the Qualifying Jurisdictions as the Agent may reasonably request. Such delivery shall be effected as soon as practicable and, in any event, within two (2) Business Days after the filing of the Qualification Prospectus Supplement in the Qualifying Jurisdictions.

(d)	Representation as to Prospectus, Registration Statement and Supplementary Material. Each filing with the Securities Commissions and each delivery to the Agent of the Prospectus, the Registration Statement and/or any Supplementary Material by or on behalf of the Company shall constitute the representation and warranty of the Company to the Agent that:

(i)	all information and statements (except information and statements relating solely to and provided in writing by the Agent) contained and incorporated by reference in the Prospectus, the Registration Statement or any Supplementary Material, as the case may be, are, at the respective dates of delivery thereof, true and correct and contain no misrepresentation or untrue, false or misleading statement of a material fact and, on the respective dates of delivery thereof, the Prospectus, the Registration Statement or any Supplementary Material provide full, true and plain disclosure of all material facts relating to the Company (on a consolidated basis), the Initial Special Warrants, the Purchaser’s Option, the Additional Securities, the Prospectus-Qualified Securities and the Warrant Shares as required by Applicable Securities Laws;

(ii)	no material fact has been omitted from the Prospectus, the Registration Statement or any Supplementary Material (except information and statements relating solely to and provided in writing by the Agent) which is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances in which they were made; and

(iii)	each of such documents complies with the requirements of the Applicable Securities Laws.

Such delivery shall also constitute the Company’s consent to the Agent’s and any Selling Firm’s use of the Prospectus, the Registration Statement and any Supplementary Material in connection with the distribution of the Prospectus-Qualified Securities in the Qualifying Jurisdictions in compliance with the provisions of this Agreement.

(e)	Review of Prospectuses. The form and substance of the Qualification Prospectus Supplement, the Qualification Registration Statement and any Supplementary Material shall be satisfactory to the Agent, acting reasonably, prior to the filing thereof with the Securities Commissions and the SEC.

(f)	Contractual Right of Rescission. In the event that a Purchaser who acquires Unit Shares or Warrants that comprise Prospectus-Qualified Securities upon deemed exercise of the Initial Special Warrants or any Additional Securities is or becomes entitled under Canadian Securities Laws to the remedy of rescission by reason of a misrepresentation in the Preliminary Base Shelf Prospectus, the Final Base Shelf Prospectus, the Qualification Prospectus Supplement or any Supplementary Material, qualifying for distribution in the Qualifying Jurisdictions the Unit Shares and Warrants comprising the Prospectus-Qualified Securities, the Company hereby agrees that such holder shall, subject to available defences and any limitation period under Canadian Securities Laws, be entitled to rescission not only of the holder’s deemed exercise of its Initial Special Warrants or Additional Securities (as applicable), but also of the private placement transaction under this Agreement pursuant to which the Initial Special Warrants or Additional Securities, were initially acquired (i.e. the Offering), and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Company on the acquisition of Initial Special Warrants or Additional Securities (as applicable). In the event that such holder is a permitted assignee of the interest of the original purchaser of the Initial Special Warrants or Additional Securities (as applicable), the Company hereby agrees that such permitted assignee shall be permitted to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original purchaser. The Company hereby agrees that the foregoing right, which is extended by the Company in respect of the Initial Special Warrants and Additional Securities issued by the Company pursuant to accepted subscriptions at the Time of Closing on the Closing Date, is in addition to any other right or remedy available to a holder of Initial Special Warrants or Additional Securities (as applicable), under Section 130 of the Securities Act (Ontario) or equivalent provisions of Canadian Securities Laws, or otherwise at law, and is subject to the defences and limitations described under such Canadian Securities Laws. The Company agrees that the foregoing rights shall be described in the Prospectus and any Supplementary Material, and the Company agrees to and shall comply with such contractual right of rescission.

(g)	Due Diligence. The Company shall permit the Agent and its counsel to participate in the preparation of the Qualification Prospectus Supplement, the Qualification Registration Statement and any Supplementary Material, to discuss the Company’s business with its corporate officers, auditors, legal counsel, consultants and other advisors and to conduct such full and comprehensive review and investigation of the Company’s business, affairs, capital and operations as the Agent shall consider to be necessary to establish a due diligence defence under Applicable Securities Laws to an action for misrepresentation or damages and to enable the Agent to responsibly execute the Agent’s certificate in the Qualification Prospectus Supplement and any Supplementary Material (including, but not limited to, making available to the Agent, on a timely basis, all books and records including all corporate, financial, property, engineering, legal and operational information and documentation of the Company, and providing access to all facilities and properties, and assisting the Agent in sourcing any other information useful and necessary to conducting such due diligence). The Company also covenants to use commercially reasonable efforts to secure the cooperation of the Company’s professional advisors (including its legal advisors and auditors) to participate in any due diligence conference calls required by the Agent (including but not limited to participating in such calls prior to the Closing Date and prior to the Qualification Date), and the Company consents to the use and the disclosure of information obtained during the course of the due diligence investigation where such disclosure is required by Applicable Laws. Notwithstanding anything herein to the contrary and for greater certainty, no provision of this Agreement shall obligate the Agent to execute a certificate page to the Qualification Prospectus Supplement or any Supplementary Material.

(h)	Deliveries. The Company will deliver to the Agent prior to or concurrently with the filing of the Qualification Prospectus Supplement, unless otherwise indicated:

(i)	a copy of the Final Base Shelf Prospectus and the Qualification Prospectus Supplement manually signed on behalf of the Company, by the persons and in the form required by Canadian Securities Laws;

(ii)	a copy of any other document filed with, or delivered to, the Securities Commissions or the SEC by the Company under Applicable Securities Laws in connection with the filing of the Qualification Prospectus Supplement or the Qualification Registration Statement;

(iii)	a “long-form” comfort letter dated the date of the Qualification Prospectus Supplement, in form and substance satisfactory to the Agent, acting reasonably, addressed to the Agent, from the Company’s auditors MNP LLP, and based on a review completed not more than two (2) Business Days prior to the date of the letter, with respect to certain financial and accounting information relating to the Company included and incorporated by reference in the Prospectus, which letter shall be in addition to the auditors’ report contained in the Prospectus and any auditors’ comfort letter addressed to or filed with the Securities Commissions under Canadian Securities Laws;

(iv)	an opinion, subject to customary qualifications, of the Company’s counsel or from local counsel in the Qualifying Jurisdictions (it being understood that such counsel may rely to the extent appropriate in the circumstance as to matters of fact, on certificates of the Company executed on its behalf by a senior officer of the Company) addressed to the Purchasers, the Agent and its counsel, in form and substance satisfactory to the Agents, acting reasonably, with respect to the following matters:

(A)	the Company has the necessary corporate power and authority to execute and deliver the Prospectus and all necessary corporate action has been taken by the Company to authorize the execution and delivery by it of the Prospectus and the filing thereof, as the case may be, in each of the Qualifying Jurisdictions in accordance with applicable Canadian Securities Laws;

(B)	all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under Canadian Securities Laws in order to qualify the distribution of the Prospectus-Qualified Securities to the public in each of the Qualifying Jurisdictions by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of Canadian Securities Laws;

(C)	the statements and opinions concerning tax matters set forth in the Prospectus under the headings (including for certainty, all subheadings under such headings) “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws referred to therein are fair and adequate summaries of the matters discussed therein subject to the qualifications, assumptions and limitations set out under such headings; and

(D)	the attributes of the Prospectus-Qualified Securities conform in all material respects with the description thereof contained in the Prospectus;

(v)	a favourable legal opinion addressed to the Agent and the Purchasers, in form and substance satisfactory to the Agent, acting reasonably, from the U.S. counsel to the Company, to the effect that:

(A)	Assuming the compliance of the Prospectus, including the documents incorporated by reference therein, with the requirements of the Canadian Securities Laws and any other applicable Canadian law, the Registration Statement (other than (i) the financial statements, including the notes thereto, schedules, and other financial, statistical and accounting data contained therein or omitted therefrom and (ii) the documents incorporated or deemed to be incorporated by reference therein, as to which such counsel need express no opinion) appeared on its face to be appropriately responsive as to form in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder; and

(B)	no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel expresses no opinion) is required on the part of the Company under U.S. Securities Laws for the issuance or sale of the Prospectus-Qualified Securities or the performance by the Company of its obligations under this Agreement; and

(vi)	such other certificates, opinions, agreements or documents in form and substance reasonably satisfactory to the Agent as the Agent may reasonably request prior to the Qualification Date.

(i)	Supplementary Material. If applicable, the Company shall prepare and deliver promptly to the Agent copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation by reference in the Prospectus of any Subsequent Disclosure Document, the Company shall deliver to the Agent, with respect to such Supplementary Material or Subsequent Disclosure Document, documents substantially similar to those referred to in Section 4(i).

5.	Distribution and Certain Obligations of the Agent

(a)	The Agent shall, and shall require any Selling Firm to agree to, comply with the Applicable Securities Laws in connection with the distribution of the Initial Special Warrants and the Purchaser’s Option and shall offer the Initial Special Warrants and the Purchaser’s Option for sale on a private placement basis directly and through Selling Firms upon the terms and conditions set out in this Agreement.

(b)	The Agent shall, and shall require any Selling Firm to agree to, distribute the Initial Special Warrants and the Purchaser’s Option in a manner which complies with and observes all Applicable Securities Laws in each jurisdiction into and from which they may offer to sell the Initial Special Warrants and the Purchaser’s Option and will not, directly or indirectly, offer, sell or deliver any Initial Special Warrants or the Purchaser’s Option to any person in any jurisdiction other than in the Qualifying Jurisdictions, unless the Company and the Agent agree otherwise and then only in a manner which will not require the Company to comply with the registration and prospectus or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)	The Agent will use commercially reasonable efforts to obtain from each Purchaser a duly completed and executed Subscription Agreement and other forms required under Applicable Securities Laws that are provided to the Agent by the Company for execution by such Purchaser relating to the issuance and sale of the Initial Special Warrants and the Purchaser’s Option, and the Agent shall at least one (1) Business Day prior to the Closing Date, provide the Company with a copy of the Subscription Agreement and complete registration instructions in respect of the Initial Special Warrants and the Purchaser’s Option.

(d)	The Agent shall inform, and cause its affiliates and the Selling Firms, if applicable, to inform, each Purchaser that: (i) the Special Warrants have not been and will not be registered under the U.S. Securities Act or under state securities laws; (ii) the Special Warrants are being sold to it without registration under the U.S. Securities Act in reliance on the exclusion from registration afforded by Regulation S; (iii) the Special Warrants are “restricted securities” within the meaning of Rule 144 of the U.S. Securities Act and can only be offered, sold, pledged or otherwise transferred, directly or indirectly, (A) to the Company, (B) outside the United States to a person that is not a U.S. Person in compliance with Regulation S and in compliance with local laws and regulations, (C) pursuant to an effective registration statement under the U.S. Securities Act, or (D) pursuant to an available exemption under the U.S. Securities Act and in compliance with all applicable state securities laws; and (iv) hedging transactions involving the Special Warrants may not be conducted unless in compliance with the U.S. Securities Act.

6.	Material Change

(a)	The Company shall promptly inform the Agent (and promptly confirm such notification in writing) during the period from the date of this Agreement until the first to occur of (i) the Qualification Date, and (ii) the day that is four (4) months and one (1) day after the Closing Date, of the full particulars of:

(i)	any material change whether actual, anticipated, contemplated, threatened or proposed in the Company or any Subsidiary or in any of their respective businesses, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise) or results of operations or in the Offering;

(ii)	any material fact which has arisen or has been discovered or any new material fact that would have been required to have been stated in the Prospectus, the Registration Statement or any Supplementary Materials had that fact arisen or been discovered on, or prior to the date of any of the Prospectus, the Registration Statement or any Supplementary Materials; or

(iii)	any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained or incorporated by reference in the Prospectus, the Registration Statement or any Supplementary Materials or the Disclosure Record or whether any event or state of facts has occurred after the date hereof, which, in any case,is, or may be, of such a nature as to render any of the Prospectus, the Registration Statement or any Supplementary Materials or the Disclosure Record untrue or misleading in any material respect or to result in any misrepresentation in any of the Prospectus, the Registration Statement or any Supplementary Materials or the Disclosure Record, including as a result of any of the Prospectus, the Registration Statement or any Supplementary Materials or the Disclosure Record containing or incorporating by reference an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or not misleading in the light of the circumstances in which it was made, or which could result in any of the Prospectus, the Registration Statement or any Supplementary Materials or the Disclosure Record not complying with the Applicable Securities Laws.

(b)	Subject to Section 6(d) the Company will prepare and file promptly (and, in any event, within the time prescribed by Applicable Securities Laws) any Supplementary Material which may be necessary under the Applicable Securities Laws, and the Company will prepare and file promptly at the request of the Agent any Supplementary Material which, in the opinion of the Agent, acting reasonably, may be necessary or advisable.

(c)	During the period commencing on the date hereof until the first to occur of (i) the Qualification Date, and (ii) the day that is four (4) months and one (1) day after the Closing Date, the Company will promptly inform the Agent in writing of the full particulars of:

(i)	any request of any Securities Commission or the SEC for any amendment to the Prospectus, the Registration Statement or any Supplementary Material or for any additional information in respect of the Offering;

(ii)	the receipt by the Company of any material communication, whether written or oral, from any Securities Commission, the CSE, the SEC or any other competent authority, relating to the Offering, the Prospectus, the Registration Statement or any Supplementary Material;

(iii)	any notice or other correspondence received by the Company from any Governmental Authority or any stock exchange and any requests from such bodies for information, a meeting or a hearing relating to the Company, the Offering, the issue, sale and delivery of the Initial Special Warrants, the issue and grant of the Purchaser’s Option, the issue, sale and delivery of the Additional Securities to be issued and sold by the Company upon exercise of the Purchaser’s Option, the issue and delivery of the Units upon the deemed exercise of the Initial Special Warrants and any Additional Special Warrants, the issue and delivery of the Unit Shares and Warrants comprising the Units, and the issue of the Warrant Shares upon exercise of the Warrants, or any other event or state of affairs that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(iv)	the issuance by any Securities Commission, the CSE, the SEC or any other stock exchange or other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Company or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Company; or

(v)	any other circumstance, change, event or fact that would reasonably be expected to be material to the Agent or the securityholders of the Company.

(d)	In addition to the provisions of Sections 6(a), 6(b) and 6(c) hereof, the Company shall in good faith discuss with the Agent any circumstance, change, event or fact contemplated in Sections 6(a), 6(b) or 6(c) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agent under Section 6(a), 6(b) or 6(c) hereof and shall consult with the Agent with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such Supplementary Material shall be filed with any Securities Commission prior to the review and approval thereof by the Agent and its counsel, acting reasonably.

7.	Regulatory Approvals

(a)	Prior to the completion of the Offering, the Company shall file or cause to be filed with the CSE all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Company has obtained all necessary approvals for the Unit Shares and the Warrant Shares to be listed on the CSE subject only to the satisfaction by the Company of such customary and standard post-closing conditions imposed by the CSE in similar circumstances (the “Standard Listing Conditions”).

(b)	The Company will make all necessary filings and obtain all necessary regulatory consents and approvals (if any), and the Company will pay all filing, exemption and other fees required to be paid in connection with the transactions contemplated in this Agreement.

8.	Representations and Warranties of the Company

The Company represents and warrants (on its own behalf and on behalf of the Subsidiaries, as applicable) to the Agent and the Purchasers, and acknowledges that each of them is relying on such representations and warranties in connection with the purchase by the Purchasers of Initial Special Warrants and the Purchaser’s Option, as applicable, that:

(a)	the Company: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization, and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business;

(b)	each Subsidiary: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company or other legal entity in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document;

(c)	the Company has full corporate power, capacity and authority to enter into the Transaction Documents to which it is a party and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Transaction Documents to which it is a party and each of the Transaction Documents has been, or will be on the Closing Date, as applicable, duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that the provisions relating to indemnity, contribution, severability and waiver of contribution may be limited under Applicable Law (the “Qualification”);

(d)	the execution and delivery of each of the Transaction Documents and the performance of the transactions contemplated hereby and thereby by the Company (including the issuance, sale and delivery of the Initial Special Warrants, the issuance and grant of the Purchaser’s Option, the issuance, sale and delivery of the Additional Securities to be issued and sold by the Company upon exercise of the Purchaser’s Option, the issuance and delivery of the Units upon the deemed exercise of the Initial Special Warrants and any Additional Special Warrants, the issuance and delivery of the Unit Shares and Warrants comprising the Units (including for certainty any Additional Units), and the issuance of the Warrant Shares upon exercise of the Warrants) do not and will not:

(i)	require the consent, approval, authorization, registration, order or qualification of or with any Governmental Authority, stock exchange, Securities Commission, SEC or other third party, except such as have been obtained or such as may be required (and shall be obtained by the Company prior to the applicable Time of Closing) under Applicable Securities Laws; or

(ii)	result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

A.	any of the terms, conditions or provisions of the Notice of articles, Articles or resolutions of the shareholders, directors or any committee of directors of the Company or any Subsidiary; or

B.	any statute, rule, regulation or law applicable to the Company or any Subsidiary, including, without limitation, the Applicable Securities Laws, or any judgment, order or decree of any Governmental Authority, stock exchange or court having jurisdiction over the Company; and

(iii)	upon obtaining the Canopy Consent, result in the breach of, or be in conflict with, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, or conflict with or default under, and do not affect the rights, duties and obligations of any parties to, any material indenture, agreement or instrument to which the Company or any Subsidiary is a party (including, for certainty, the Canopy Agreement and the Credit Facility), nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument;

(e)	the Special Warrants (including for certainty any Additional Special Warrants) have been duly created and authorized for issuance and, upon payment of the aggregate Issue Price therefor, the Special Warrants will be validly issued and outstanding as fully paid securities of the Company. The Company has the corporate power, capacity and authority to issue and sell the Special Warrants and the Special Warrants will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(f)	the Purchaser’s Option has been duly created and authorized for issuance;

(g)	the Unit Shares comprised in the Units (including for certainty any Additional Units) have been duly created, authorized, reserved and allotted for issuance, and upon the deemed exercise of the Initial Special Warrants or any Additional Special Warrants, or exercise of the Purchaser’s Option after the Qualification Date, as applicable, will be duly and validly issued and outstanding as fully paid and non-assessable Subordinate Voting Shares of the Company. The Company has the corporate power, capacity and authority to issue the Unit Shares and, at the time of issuance thereof, the Unit Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(h)	the Warrants comprised in the Units (including for certainty any Additional Units) have been duly created and authorized for issuance, and upon the deemed exercise of the Initial Special Warrants or any Additional Special Warrants, or exercise of the Purchaser’s Option after the Qualification Date, as applicable, will be validly issued and are outstanding. The Company has the corporate power, capacity and authority to issue and sell the Warrants and the Warrants have not been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(i)	the Warrant Shares have been duly created, authorized, reserved and allotted for issuance, and, upon the due exercise of the Warrants and payment of the exercise price therefor, will be duly and validly issued and outstanding as fully paid and non-assessable Subordinate Voting Shares of the Company. The Company has the corporate power, capacity and authority to issue the Warrant Shares and, at the time of issuance thereof, the Warrant Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(j)	the minute books and records of each of the Company and the Subsidiaries made available to counsel for the Agent in connection with its due diligence investigation of the Company and the Subsidiaries for the periods from their respective dates of incorporation to the date of examination thereof are all of the minute books and substantially all of the records of the Company and the Subsidiaries and contain copies of and reflect the contents of all material proceedings and meetings of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other material meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records;

(k)	the Company is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Proportionate Voting Shares and an unlimited number of Multiple Voting Shares, of which 68,530,207 Subordinate Voting Shares, 572,231.3951 Proportionate Voting Shares and 168,000 Multiple Voting Shares were issued and outstanding as of the date hereof, and all such issued shares are validly issued and outstanding, and no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option or privilege (whether pre-emptive or contractual), for the issue or allotment of any unissued shares of the Company or any Subsidiary or any other security convertible into or exchangeable for any such shares, or to require the Company or any Subsidiary to purchase, redeem or otherwise acquire any of the outstanding securities of the Company or any Subsidiary, except as disclosed in the Disclosure Record and pursuant to the Offering;

(l)	to the best of the Company’s knowledge, except as otherwise disclosed in the Disclosure Record, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any Subsidiary;

(m)	other than the Subsidiaries, or as otherwise described in the Disclosure Record, the Company has no material direct or indirect subsidiaries nor any material investment in any person or any agreement, option or commitment to acquire any such investment. The Subsidiaries are the only subsidiaries of the Company that are material to the Company’s business on a consolidated basis, including with respect to the generation of revenues and the ownership of Intellectual Property and permits, authorizations, certifications, consents and orders necessary for the conduct of its business as presently conducted. With the exception of High Street Capital Partners, LLC and Acreage Holdings WC, Inc., the Company is the direct or indirect registered and/or beneficial owner of all of the issued and outstanding shares of or interests in each Subsidiary (and such ownership is evidenced by definitive documentation in the possession of the Company or the applicable Subsidiary), and, except for Encumbrances arising in connection with the Credit Facility, in each case free and clear of all Encumbrances or adverse interests whatsoever, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary, except as disclosed in the Disclosure Record;

(n)	the Company and each Subsidiary is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary;

(o)	no proceedings have been taken, instituted or are pending for the dissolution, winding-up or liquidation of the Company or any Subsidiary, and no approval has been given to commence any such proceedings;

(p)	except as disclosed in the Disclosure Record and the CanWell Litigation, there are no suits, actions or litigation or arbitration proceedings or governmental proceedings in progress, pending or, to the knowledge of the Company, contemplated or threatened, to which the Company or any Subsidiary is party or to which the property of the Company or any Subsidiary is subject, except where such suit, action or litigation or arbitration proceeding or governmental proceeding would not have a Material Adverse Effect. There is not presently outstanding against the Company or any Subsidiary any material judgment, injunction, rule or order of any court, governmental department, commission, agency or arbitrator;

(q)	all Taxes due and payable as of the date hereof by the Company and each Subsidiary have been paid or accrued, except where failure to pay such Taxes would not constitute a Material Adverse Effect. All tax returns due, declarations, remittances and filings required to be filed by the Company and each Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not constitute an adverse material fact of such Company or any Subsidiary;

(r)	except as disclosed in the Disclosure Record, to the knowledge of the Company: (i) there is no material examination of any tax return of the Company or any Subsidiary is currently in progress; and (ii) there are no material issues or disputes outstanding with any governmental entity respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiary. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to the Company or any Subsidiary;

(s)	the Historical Financial Statements:

(i)	are, in all material respects, consistent with the books and records of the Company and the Subsidiaries on a consolidated basis for the periods covered thereby;

(ii)	have been prepared in accordance with Applicable Securities Laws and International Financial Reporting Standards, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein;

(iii)	present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries on a consolidated basis as at the dates thereof and the results of its operations and the changes in its shareholder’s equity and cash flows for the periods then ended, and do not contain a misrepresentation; and

(iv)	to the best of the Company’s knowledge, have been audited (in the case of the annual financial statements comprising the Historical Financial Statements) or reviewed (in the case of the interim financial statements comprising the Historical Financial Statements) by independent public accountants within the meaning of Applicable Securities Laws and the rules of the Canadian Institute of Chartered Accountants;

(t)	the accountants who audited or reviewed (as the case may be) the Historical Financial Statements are independent with respect to the Company within the meaning of Applicable Securities Laws and there has not been any reportable event (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian Securities Administrators) with the current auditors or any former auditors of the Company during the past two (2) financial years;

(u)	there are no material liabilities of the Company whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Historical Financial Statements, except for liabilities incurred in the ordinary course of business since September 30, 2019, and which liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

(v)	the Company’s audit committee’s responsibilities and composition comply with National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators;

(w)	neither the Company nor a Subsidiary is party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of such person to compete in any line of business, transfer or move any of its assets or operations that would materially or adversely affect the business practices, operations or condition of the Company and the Subsidiaries, taken as a whole;

(x)	the Company has provided to the Agent copies of (including all material correspondence relating to) all material licenses and permits held by it, the Subsidiaries and any of their Associated Entities, and any renewals thereof as of the date hereof. As at the date hereof, the Company and each Subsidiary has all licenses, permits, authorizations, certifications, consents and orders necessary for the conduct of its business as presently conducted other than in respect of certain U.S. federal laws, statutes and/or regulations, as applicable, relating to the cultivation, processing, extraction, tracking, distribution or possession of cannabis and cannabis related products and substances in the U.S. as disclosed in the Disclosure Record and other related orders, judgements, or decrees (collectively, the “U.S. Cannabis Laws”) and except as disclosed in the Disclosure Record, none of the Company nor any Subsidiary has received any material penalty, enforcement action or public notice violation or notice thereof from any state, municipal or local government in respect of such licenses and/or permits or, to the knowledge of the Company, are there any facts that could give rise to any such material penalty, enforcement action or public notice violation. The Company and each Subsidiary is not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary, as applicable;

(y)	other than in respect of U.S. Cannabis Laws, the Company and each Subsidiary has conducted and is conducting its business in compliance with all applicable laws of each jurisdiction in which it carries on business and with all applicable laws, tariffs and directives material to its operations, including all applicable federal, state, municipal, and local laws and regulations and other lawful requirements of any governmental or regulatory body that governs all aspects of the Company’s and each Subsidiaries’ business, including, but not limited to, permits and/or licenses to grow, process, and dispense cannabis and cannabis-derived products and, each of the Company and the Subsidiaries has implemented or, with respect to those Subsidiaries not yet actively engaged in the growth, processing and dispensing of cannabis and cannabis-derived products, is in the process of implementing regulatory compliance regimes designed to ensure compliance with such applicable laws and regulations;

(z)	the material contracts of the Company and the Subsidiaries as set forth in the Disclosure Record, other than the Credit Agreement, are the only material documents and contracts currently in effect under and by virtue of which the Company and its Subsidiaries are entitled to the assets and conducts their respective businesses. Each of such material contracts is in full force and effect, the material terms of any amendment thereto is disclosed in the Disclosure Record, and there are no outstanding material defaults or breaches under any of such material contracts or is there an intention to terminate such contracts on the part of the Company or any Subsidiary or, to the knowledge of the Company, the counterparties to such contracts;

(aa)	the execution and delivery of the Credit Agreement and the performance of the transactions contemplated thereby has been duly authorized by all necessary corporate action of the Company and the Credit Agreement has been duly executed and delivered by each of HSCP CN Holdings ULC and Acreage Finance Delaware, Inc. and constitutes a legal, valid and binding obligation of each of HSCP CN Holdings ULC and Acreage Finance Delaware, Inc., enforceable against each of HSCP CN Holdings ULC and Acreage Finance Delaware, Inc. in accordance with its terms, subject to the Qualification;

(bb)	any required approvals or consents required to be obtained by the Company in respect of the Credit Facility have been obtained, and for certainty, the execution of the Credit Facility and the implementation of the transaction contemplated thereby did not and do not require approval by the shareholders of the Company or a formal valuation under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions;

(cc)	upon receipt of the Canopy Consent, the execution and delivery of the Credit Agreement and the performance of the transactions contemplated thereby by the Company does not and will not result in the breach of, or be in conflict with, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, or conflict with or default under, and does not affect the rights, duties and obligations of any parties to the Canopy Agreement, nor give a party the right to terminate the Canopy Agreement by virtue of the application of terms, provisions or conditions in such agreement;

(dd)	other than liabilities as disclosed in the Historical Financial Statements or pursuant to the Credit Facility, neither the Company nor any Subsidiary is a party to or otherwise bound by any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

(ee)	except for customary indemnity to its directors and officers, neither the Company nor any Subsidiary is a party to or bound by any agreement, guarantee, indemnification, or endorsement or like commitment respecting the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(ff)	the Company owns no real property. Each lease with respect to real property to which the Company or a Subsidiary is a party (collectively, the “Leases” and each, a “Lease”), copies of which have been provided to the Agent, is in good standing, creates a good and valid leasehold interest in the lands and premises thereby demised and is in full force and effect without amendment. With respect to each Lease: (i) all rents and additional rents have been paid to date; (ii) no waiver, indulgence or postponement of the lessee’s obligations has been granted by the lessor; (iii) there exists no event of default or event, occurrence, condition or act (including this transaction) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Lease; and (iv) all of the covenants to be performed by any other party under the Lease have been fully performed;

(gg)	the Company and each Subsidiary is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof as described in the Disclosure Record free and clear of all Encumbrances and defects of title except such as are disclosed in the Disclosure Record, and: (i) no other material property or assets are necessary for the conduct of the business of the Company or any Subsidiary as currently conducted; (ii) the Company has no knowledge of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or any Subsidiary to use, transfer or otherwise exploit such property or assets; and (iii) neither the Company nor the Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(hh)	except as disclosed in the Disclosure Record, there are no plans for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company or any of the Subsidiaries for the benefit of any current or former director, officer, employee or consultant of the Company or any of the Subsidiaries. Each employee benefit plan that is maintained, administered or contributed to by the Company or any of the Subsidiaries for employees or former employees of the Company or the Subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. Each benefit plan or pension plan administered or provided by the Company or any of its Subsidiaries is duly registered where required by Applicable Laws (including registration with relevant tax authorities where such registration is required to qualify for tax exemption or other tax beneficial status), except where such failure to be so registered would not be material to the Company or such Subsidiary. Neither the Company nor any Subsidiary contributes to or has an obligation to contribute to a plan, program or arrangement that provides defined benefit pensions or for which the funding is determined by reference to a defined benefit;

(ii)	no material labour dispute with current and former employees of the Company or any of the Subsidiaries exists or is imminent and the Company has no knowledge of any existing, threatened or imminent labour disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company;

(jj)	there has not been and there is not currently any labour disruption or conflict which is adversely affecting the Company or the Subsidiaries or would have a Material Adverse Effect;

(kk)	except as disclosed in the Disclosure Record, no officer, consultant, insider or other non-arm’s length party to the Company or the Subsidiaries (or any associate or affiliate thereof) has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, carried interest, participation interest or any other interest whatsoever which are based on revenue from or otherwise in respect of any assets of the Company or any of the Subsidiaries;

(ll)	there is not (or are not): (i) any order or directive from any regulatory authority which relates to environmental matters and which requires any material work, repairs, construction, or capital expenditures relating to the Company or any of the Subsidiaries or any of their business undertakings; (ii) any demand or notice from any Regulatory Authority with respect to the material breach of any environmental, health or safety law applicable to the Company or any of the Subsidiaries or any of their business undertakings, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants; or (iii) any spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes, which have not been rectified, on any of the properties or assets owned or leased by the Company or any of the Subsidiaries, or to the knowledge of the Company, in which the Company or any of the Subsidiaries has an interest or over which it has control;

(mm)	the Company or each of the Subsidiaries holds all material authorizations required under any applicable environmental laws in connection with the operation of its business and the ownership and use of its assets, and neither the Company nor any of the Subsidiaries nor any of their assets is the subject of any investigation, evaluation, audit or review not in the ordinary and regular course by any Governmental Entity to determine whether any violation of environmental laws has occurred or is occurring, and neither the Company nor any of the Subsidiaries is subject to any known environmental liabilities;

(nn)	to the knowledge of the Company, there is no legislation, proposed legislation, regulation, or proposed regulation to be published by a legislative or regulatory body, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company and the Subsidiaries, with the exception of any U.S. Cannabis Laws and products;

(oo)	to the knowledge of the Company, the Company and each Subsidiary is in good standing under all, and is not in default under any, and there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases, licenses, permits, registrations and other title and operating documents or any other agreements and instruments pertaining to its real property assets to which it is a party or by or to which it or such assets are bound or subject and, all such leases, licenses, permits, registrations, title and operating documents and other agreements and instruments are in good standing and in full force and effect and, to the knowledge of the Company, none of the counterparties to such leases, licenses, permits, registrations, title and operating documents and other agreements and instruments is in default thereunder;

(pp)	the Company and each Subsidiary has good and marketable title to all of its assets and property and no person has any contract or any right or privilege capable of becoming a right to purchase any personal property from the Company or any Subsidiary, with the exception of the contracts for the sale of goods in the ordinary course of the Company’s business;

(qq)	the Company or a Subsidiary owns or has the right to use all of the Intellectual Property owned or used by it as of the date hereof. All registrations, if any, and filings necessary to preserve the rights of the Company or a Subsidiary, as applicable, in the Intellectual Property owned by it have been made and are in good standing. Neither the Company nor any Subsidiary is a party to any material pending action or proceeding, nor to the Company’s knowledge is there any material threatened action or proceeding, against any person with respect to the use of the Intellectual Property, and there are no circumstances which cast doubt on the validity or enforceability of the Intellectual Property owned or used by the Company or a Subsidiary, except as a result of U.S. Cannabis Laws. The conduct of the Company’s and its Subsidiaries’ business, taken as a whole, does not, to the knowledge of the Company, infringe upon the intellectual property rights of any other person. Neither the Company nor any Subsidiary has any pending action or proceeding, nor, to the knowledge of the Company, is there any threatened action or proceeding against it with respect to the Company’s or a Subsidiary’s, as applicable, use of such Intellectual Property. To the knowledge of the Company, no third parties have rights to any Intellectual Property that is owned by the Company or a Subsidiary. None of the Intellectual Property that is owned by the Company or a Subsidiary comprises an improvement to any Intellectual Property that would give any third person any rights to any such Intellectual Property, including, without limitation, rights to license any such Intellectual Property;

(rr)	the Company and each Subsidiary has security measures and safeguards in place to protect Personally Identifiable Information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Company and each Subsidiary has complied in all material respects with all applicable privacy and consumer protection laws and neither has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The Company and each Subsidiary has taken all reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse;

(ss)	to the extent applicable, the policies of insurance in force at the date hereof naming the Company or any Subsidiary as an insured remain in force and effect, and such policies are customary for corporations engaged in businesses similar to that carried on by the Company and the Subsidiaries, and will not be cancelled or otherwise terminated as a result of the transactions contemplated herein and there are no pending or outstanding claims, notices of non-renewal or cancellation or, to the knowledge of the Company, any events which may give rise to a claim, under such policies;

(tt)	there are no third party consents required to be obtained by the Company or a Subsidiary in order to complete the transactions contemplated by this Agreement;

(uu)	to the knowledge of the Company, neither the Company nor any Subsidiary has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or any official of any public international organization; or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder;

(vv)	the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Applicable Money Laundering Laws”) and no action, suit or proceeding by or before any governmental authority involving the Company or any Subsidiary with respect to Applicable Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(ww)	neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Government of Canada or any other relevant sanctions authority (collectively, “Sanctions”) imposed upon such person, and neither the Company nor any Subsidiary is in violation of any of the Sanctions or any law or executive order relating thereto, or is conducting business with any person subject to any Sanctions;

(xx)	except as disclosed in the Disclosure Record, and except for the Murphy Loan, none of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of any class or series of the voting securities of the Company or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries on a consolidated basis;

(yy)	the Company is a reporting issuer not in default under the Canadian Securities Laws of each Qualifying Jurisdiction where it is a reporting issuer and is not on the list of defaulting issuers maintained by any Securities Commission in the Qualifying Jurisdiction as at the date hereof;

(zz)	the Company is in compliance with its timely and continuous disclosure obligations under the applicable U.S. Securities Laws and Canadian Securities Laws of each of the Qualifying Jurisdictions and the policies, rules and regulations of the CSE and the OTCQX, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated or threatened) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries, taken as a whole, since November 14, 2018 which has not been set forth in the Disclosure Record or otherwise publicly disclosed on a non-confidential basis, and the Company has not filed any confidential material change reports since January 1, 2018 which remains confidential as at the date hereof. To the knowledge of the Company, no trades in the Company’s securities have been made by persons having knowledge of material non-public information regarding the Company;

(aaa)	no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, constitutes a default under or breach of, by the Company, any Subsidiary, or to the Company’s knowledge any other person, any material obligation, agreement, covenant or condition contained in any contract, indenture, trust, deed, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Subordinate Voting Shares, the Special Warrants, the Units, the Unit Shares, the Warrants, the Warrant Shares or any other security of the Company has been issued or made by any Securities Commission, the SEC or any other stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, contemplated or threatened by any such authority or under any Applicable Securities Laws;

(bbb)	except for the Agent as provided herein, there is no person, firm or corporation acting for the Company entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder;

(ccc)	there are no material facts required to be disclosed by the Company under Applicable Securities Laws which are not contained in the Disclosure Record and each of the documents forming the Disclosure Record filed since November 14, 2018 by or on behalf of the Company with any Securities Commission or the CSE, did not contain a misrepresentation, determined as at the date of filing, and do not contain a misrepresentation as of the date hereof, except to the extent such misrepresentation has been corrected and superseded by the filing of a subsequent document which forms part of the Disclosure Record;

(ddd)	the Company is an Eligible Issuer in the Qualifying Jurisdictions and on the date of and upon filing of the Qualification Prospectus Supplement;

(eee)	the Company is a “domestic issuer” (as defined in Rule 902(e) of Regulation S);

(fff)	this Agreement and the transactions contemplated hereby do not violate any laws, rules or policies of the OTCQX and there are no approvals, consents, or orders required in order to complete the Offering, the listing of the Warrant Shares and Unit Shares and the transactions contemplated by this Agreement as a result of the Subordinate Voting Shares being quoted on the OTCQX;

(ggg)	based on the provisions of the Tax Act in force on the date hereof and proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the Special Warrants, the Unit Shares, the Warrants and the Warrant Shares will be qualified investments for the purposes of the Tax Act at the time of their acquisition for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts each as defined in the Tax Act (each, a “Plan”), provided that at that time, in the case of (a) the Special Warrants and the Warrants, neither the Company nor any person with whom the Company does not deal at arm’s length is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the Plan, and the Company is a public corporation for purposes of the Tax Act, and (b) the Unit Shares and the Warrant Shares, the Company is a public corporation for the purposes of the Tax Act;

(hhh)	the forms and terms of the certificates representing the Subordinate Voting Shares have been approved and adopted by the board of directors of the Company and the form and terms of the certificate representing the Subordinate Voting Shares do not and will not conflict with any Applicable Laws or the rules of the CSE;

(iii)	the forms and terms of the certificates representing each of the Special Warrants and the Warrants have been approved and adopted by the board of directors of the Company do not and will not conflict with any Applicable Laws;

(jjj)	Odyssey Trust Company, at its principal offices in Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Subordinate Voting Shares;

(kkk)	Odyssey Trust Company, at its principal offices in Toronto, Ontario, has been duly appointed as special warrant agent under the Special Warrant Indenture;

(lll)	Odyssey Trust Company, at its principal offices in Toronto, Ontario, has been duly appointed as warrant agent under the Warrant Indenture;

(mmm)	the business and material property and assets of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Disclosure Record;

(nnn)	all services provided to customers, in whole or in part, by the Company or any Subsidiary are provided in full compliance with and meet industry specific standards set by all applicable organizations which pertain to the business of the Company and each Subsidiary;

(ooo)	all forward-looking information and statements of the Company contained in the Disclosure Record, including any forecasts and estimates, expressions of opinion, intention and expectation have been based on assumptions that are reasonable in the circumstances, and the Company has updated such forward-looking information and statements as required by and in compliance with Applicable Securities Laws;

(ppp)	the statistical, industry and market related data included in the Disclosure Record are derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data agrees with the sources from which it was derived;

(qqq)	all information which has been prepared by the Company relating to the Company or any of the Subsidiaries and the business, property and liabilities thereof and provided or made available to the Agent, and all financial, marketing, sales and operational information provided to the Agent is, as of the date of such information, true and correct in all material respects, taken as whole, and no fact or facts have been omitted therefrom which would make such information misleading in any material respect;

(rrr)	(i) the responses given by the Company and its officers at all oral due diligence sessions conducted by the Agent in connection with the Offering, as they relate to matters of fact, have been and shall continue to be true and correct in all material respects as at the time such responses have been or are given, as the case may be, and such responses taken as a whole have not omitted any fact or information necessary to make any of the responses not misleading in any material respect in light of the circumstances in which such responses were given or shall be given, as the case may be; and (ii) where the responses reflect the opinion or view of the Company or its officers (including responses or portions of such responses which are forward-looking or otherwise relate to projections, forecasts, or estimates of future performance or results (operating, financial or otherwise)), such opinions or views have been and will be honestly held and believed to be reasonable in the circumstances as at the date on which they are given;

(sss)	the Company is not insolvent (within the meaning of Applicable Laws), is able to pay its liabilities as they become due and, upon completion of the Offering and taking into account the Credit Facility, has sufficient working capital to fund its operations for twelve (12) months following the Closing Date;

(ttt)	the Company has not withheld from the Agent any adverse material facts relating to the Company, any of the Subsidiaries or the Offering;

(uuu)	the Company has not completed any “significant acquisition” or “significant disposition”, nor is it proposing any “probable acquisitions” (as such terms are used in NI 44-101) that would require the inclusion of any additional financial statements or pro forma financial statements in the Prospectus pursuant to Applicable Securities Laws;

(vvv)	except as set out in the Disclosure Record, to the best of the Company’s knowledge, no person or group of persons who are “joint actors” (within the meaning of Applicable Securities Laws) legally or beneficially owns, or has control or direction over, 10% or more of the outstanding voting securities of the Company;

(www)	except for Kevin Murphy, there is no person or persons who are “promoter(s)” (within the meaning of Applicable Securities Laws) of the Company;

(xxx)	the information and statements contained in this Agreement with respect to the Company and each Subsidiary, as applicable, is true and correct and does not: (i) contain any untrue statement of a material fact in respect of the Company or any Subsidiary or the affairs, prospects, operations or condition (financial or otherwise) of the Company or any Subsidiary, or any of its assets; or (ii) to the knowledge of the Company, omit any statement of a material fact necessary in order to make the statements in respect of the Company and each Subsidiary, the affairs, prospects, operations or condition of such person or its assets contained herein or therein not misleading. There is no fact known to the Company which materially and adversely affects the affairs, prospects, operations or condition of the Company or any Subsidiary or any of its assets which has not been set forth in this Agreement;

(yyy)	the Company is not, and as a result of the sale of the Special Warrants or the issuance of the underlying Units will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act;

(zzz)	neither the Company nor any of its affiliates, nor any person acting on their behalf (other than the Agent or any person acting on its behalf, in respect to whom no representation is made):

(i)	has made or will make any Directed Selling Efforts in the United States with respect to any of the Special Warrants, or

(ii)	has violated or will violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Special Warrants;

(aaaa)	none of the Company, its affiliates, or any person acting on its or their behalf (other than the Agent, its affiliates or any person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made) has taken or will take any action that would cause the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Special Warrants outside the United States to non-U.S. Persons in accordance with this Agreement;

(bbbb)	the Company shall refuse to register the transfer of any Special Warrants that is not made in accordance with Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration and the Special Warrants shall bear a legend to the foregoing effect, as well as a notation that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act; and

(cccc)	none of the Company or any of its predecessors or subsidiaries has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated under the U.S. Securities Act.

9.	Covenants of the Company

The Company covenants and agrees with the Agent and the Purchasers, and acknowledges that each of them is relying on such covenants in connection with the purchase by the Purchasers of Initial Special Warrants and the Purchaser’s Option, as applicable, that the Company:

(a)	will advise the Agent, promptly after receiving notice thereof, of the time when the Qualification Prospectus Supplement, the Qualification Registration Statement and any Supplementary Material has been filed and will provide evidence satisfactory to the Agent of each such filings;

(b)	will advise the Agent, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Securities Commission or the SEC of any order suspending or preventing the Offering, the use of the Prospectus, the Registration Statement or any Supplementary Material; (ii) the suspension of the qualification of any of the Prospectus-Qualified Securities for distribution in any of the Qualifying Jurisdictions or the United States; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Securities Commission or the SEC for amending or supplementing the Prospectus, the Registration Statement or any Supplementary Material or for additional information, and will use its reasonable best efforts to prevent the issuance of any order referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible;

(c)	will use its commercially reasonable efforts to remain, and to cause each of the Subsidiaries to remain, a corporation validly subsisting under the laws of its jurisdiction of incorporation, and to be duly licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and to carry on its business in the ordinary course and in compliance in all material respects with all Applicable Laws, rules and regulations of each such jurisdiction, except where the failure to be subsisting, licensed, registered or qualified would not be material to the Company or any Subsidiary;

(d)	will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Canadian Securities Laws of each of the Qualifying Jurisdictions and will comply with all of its obligations under Applicable Laws until the Survival Limitation Date;

(e)	will use its commercially reasonable efforts (including, without limitation, making application to the Securities Commissions of each Qualifying Jurisdiction for all consents, orders and approvals necessary) to maintain the listing of the Subordinate Voting Shares on the CSE or such other recognized stock exchange or quotation system as the Agent may approve, acting reasonably, until the Survival Limitation Date;

(f)	will comply in all material respects with all Applicable Laws (other than U.S. Cannabis Laws), until the Survival Limitation Date;

(g)	will not, nor will it permit any subsidiary or any director, officer, employee, agent or other person acting on behalf of it or any subsidiary to cultivate, produce, process, import, export, sell or distribute any cannabis or cannabinoid product or otherwise engage in, or target or derive (or reasonably expect to derive) revenues or funds from, any direct or indirect dealings or transactions with respect to the foregoing, in or to any federal, provincial, territorial, state, municipal, local or foreign jurisdiction unless such activity is in full compliance with all Applicable Laws applicable to such activity, provided that the foregoing shall not require compliance with U.S. Cannabis Laws prior to the Triggering Event Date (as defined in the Canopy Agreement as of the date hereof), until the Survival Limitation Date;

(h)	will use its commercially reasonable efforts to ensure that the Unit Shares and the Warrant Shares are, when issued, listed and posted for trading on the CSE upon their date of issuance;

(i)	will apply the net proceeds from the issue and sale of the Initial Special Warrants and any Additional Securities for general corporate purposes;

(j)	will promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Agent may reasonably require from time to time for the purpose of giving effect to the Transaction Documents and the Company will use its commercially reasonable efforts to implement to their full extent the provisions, and to satisfy the conditions, of each of the Transaction Documents;

(k)	will forthwith notify the Agent of any breach of any covenant of this Agreement or any other Transaction Document, or any Ancillary Documents, by any party thereto, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any other Transaction Document or any Ancillary Document, is or has become untrue or inaccurate in any material respect;

(l)	will not, at any time prior to the closing of the Offering, halt the trading of the Subordinate Voting Shares on the CSE without the prior consent of the Agent;

(m)	will make available management of the Company for meetings with investors as scheduled by the Agent at the discretion of the Agent upon reasonable notice to the Company;

(n)	will comply with all Applicable Laws relating to the Offering and the offer and sale of the Initial Special Warrants and the Purchaser’s Option and the securities underlying the Initial Special Warrants and the Purchaser’s Option and will retain, if required by the Agent, and subject to the Agent’s reasonable approval, legal, accounting, tax and other applicable advisors or experts to work with the Agent in effecting the Offering;

(o)	will fulfil or cause to be fulfilled, at or prior to the applicable Time of Closing, each of the conditions applicable to the Company set out in Section 10 that are within its control (unless waived by the Agent);

(p)	will remain an Eligible Issuer in the Qualifying Jurisdictions and there will be no documents required to be filed under the Canadian Securities Laws in connection with the Prospectus that will not have been filed as required as at that date;

(q)	will promptly deliver to the Agent a copy of any notice delivered by the Lead Purchaser to the Company in respect of the exercise of the Purchaser’s Option;

(r)	will ensure that, at the applicable Time of Closing, the Special Warrants are duly and validly created, authorized and issued on payment of the purchase price therefor and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreement;

(s)	will ensure that, at the Time of Closing on the Purchaser’s Option Closing Date, if applicable, any Additional Securities are duly and validly created, authorized and issued on payment of the purchase price therefor and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreement;

(t)	will ensure that, upon the deemed exercise of the Special Warrants, the Unit Shares and the Warrants are duly and validly created, authorized and issued and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreement;

(u)	will ensure that, upon the exercise of the Warrants, the Warrant Shares are duly and validly authorized and issued and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreement;

(v)	will ensure that at all times a sufficient number of Unit Shares and Warrant Shares are duly and validly allotted and reserved for issuance upon the deemed exercise of the Special Warrants and the exercise of the Warrants;

(w)	will ensure that, upon deemed exercise of the Special Warrants, the Unit Shares are duly and validly issued as fully paid and non-assessable Subordinate Voting Shares of the Company;

(x)	will ensure that, upon exercise of the Warrants and the payment of the exercise price therefor, the Warrant Shares are duly and validly issued as fully paid and non-assessable Subordinate Voting Shares of the Company;

(y)	will use commercially reasonable efforts to ensure that the Qualification Date occurs on or before Qualification Deadline and will ensure that the Qualification Date occurs on or before March 10, 2020;

(z)	in connection with the issuance of the Initial Special Warrants and the Purchaser’s Option, will execute and file with the Securities Commissions and the SEC all forms, notices and certificates required to be filed in connection therewith pursuant to Applicable Securities Laws within prescribed time periods;

(aa)	until the Qualification Date, will consult in good faith with the Agent as to the content and form of any press release relating to the Offering or the Prospectus or the transactions contemplated therein and will, if so requested by the Agent, include a reference to the Agent and its role in the Offering in such press release; and

(bb)	will take all necessary corporate action to authorize the execution and delivery of each of the Qualification Prospectus Supplement, the Qualification Registration Statement and any Supplementary Material and the filing thereof with the Securities Commissions and the SEC.

10.	Conditions of Closing

The obligation of the Agent to complete the Offering and of the Purchasers to purchase (i) the Initial Special Warrants at the Time of Closing on the Closing Date and, (ii) if applicable, the Additional Securities at the Time of Closing on the Purchaser’s Option Closing Date, shall be subject to the following:

(a)	The Agent will receive at the Time of Closing on the Closing Date, a legal opinion addressed to the Purchasers, the Agent and its counsel dated the Closing Date, from the Company’s Canadian counsel, DLA Piper (Canada) LLP, and from local counsel (in respect of matters governed by laws of any Qualifying Jurisdiction where the Company’s counsel is not qualified to practice), in each case in form and substance satisfactory to the Agent and its counsel, acting reasonably, with respect to the following matters:

(i)	the Company is incorporated and validly existing under the laws British Columbia, and has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets;

(ii)	as to the authorized and issued capital of the Company;

(iii)	the Initial Special Warrants have been duly and validly created, authorized and issued;

(iv)	the Additional Special Warrants have been duly and validly created, authorized and reserved for issuance, and upon the exercise of the Purchaser’s Option in accordance with its terms, including the payment of the Issue Price per Additional Special Warrant, will be duly and validly issued;

(v)	the Unit Shares comprised in the Units (including for certainty, any Additional Units) have been duly and validly created, authorized, and reserved for issuance and, upon the deemed exercise of the Special Warrants in accordance with the terms of the Special Warrant Indenture, or the exercise of the Purchaser’s Option after the Qualification Date including payment of the aggregate issue price per Additional Unit, as applicable, will be duly and validly issued;

(vi)	the Warrants comprised in the Units (including for certainty, any Additional Units) have been authorized and reserved for issuance and, upon the deemed exercise of the Special Warrants in accordance with the terms of the Special Warrant Indenture, or the exercise of the Purchaser’s Option after the Qualification Date including payment of the aggregate issue price per Additional Unit, as applicable, will be duly and validly issued and outstanding as fully paid securities of the Company;

(vii)	the Warrant Shares underlying the Warrants (including for certainty, any Warrants comprised in Additional Units) have been authorized, allotted and reserved for issuance and, upon the exercise of the Warrants in accordance with the terms of the Warrant Indenture, including the payment of the aggregate exercise price, will be duly and validly issued and outstanding as fully paid and non-assessable Subordinate Voting Shares of the Company;

(viii)	the form and terms of the definitive certificate representing the Subordinate Voting Shares and the certificate(s) representing the Special Warrants and Warrants (if any) have been approved by the directors of the Company and comply in all material respects with the rules of the CSE and the Business Corporations Act (British Columbia);

(ix)	the Company has all necessary corporate power and capacity: (i) to execute and deliver the Transaction Documents and perform its obligations thereunder; (ii) to create, offer, issue and sell the Initial Special Warrants; (iii) to create, issue and grant the Purchaser’s Option; (iv) to create, offer, issue and sell the Additional Securities; (v) to create, allot, reserve for issuance and issue the Units upon deemed exercise of the Initial Special Warrants and any Additional Special Warrants or due exercise of the Purchaser’s Option after the Qualification Date, as applicable; (vi) to create, allot, reserve for issuance and issue the Unit Shares and the Warrants underlying the Units, and (vii) to allot, reserve for issuance and issue the Warrant Shares issuable upon exercise of the Warrants;

(x)	the Company has duly executed and delivered the Transaction Documents and authorized the performance of its obligations thereunder, including the creation, issuance, sale and delivery of the Initial Special Warrants, the creation, issuance and grant of the Purchaser’s Option, the creation, issuance, sale and delivery of the Additional Securities to be issued and sold by the Company upon exercise of the Purchaser’s Option, the creation, issuance and delivery of the Unit Shares and Warrants to be issued on deemed exercise of the Special Warrants or the due exercise of the Purchaser’s Option after the Qualification Date, as applicable, and the issuance of the Warrant Shares upon exercise of the Warrants;

(xi)	each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to usual and customary qualifications;

(xii)	the execution and delivery of the Transaction Documents and the performance of the terms thereof, the offer, issue and sale of the Initial Special Warrants, the creation, issue and grant of the Purchaser’s Option, the creation, issue, sale and delivery of the Additional Securities upon exercise of the Purchaser’s Option, the issue and delivery of the Unit Shares and Warrants comprising the Units upon the deemed exercise of the Initial Special Warrants and any Additional Special Warrants or the exercise of the Purchaser’s Option after the Qualification Date, as applicable, and the issue of the Warrant Shares upon exercise of the Warrants, and the consummation of the other transactions contemplated by the Transaction Documents, do not conflict with or result in a breach of (whether after notice or lapse of time or both) or constitute a default under (a) any of the terms, conditions or provisions of the Notice of Articles or Articles of the Company, resolutions of the shareholders or the board of directors (or any committee thereof) of the Company, (b) any laws of the Province of British Columbia or federal laws of Canada applicable therein, or (c) any of the terms, conditions or provisions of the Canopy Agreement;

(xiii)	the execution and delivery of the Credit Agreement and the fulfillment of the terms thereof, do not conflict with or result in a breach of (whether after notice or lapse of time or both) or constitute a default under any of the terms, conditions or provisions of the Canopy Agreement;

(xiv)	Odyssey Trust Company is the duly appointed registrar and transfer agent for the Subordinate Voting Shares;

(xv)	Odyssey Trust Company has been appointed the special warrant agent in respect of the Special Warrants and as warrant agent in respect of the Warrants;

(xvi)	the issuance and sale by the Company of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities to the Purchasers in the Qualifying Jurisdictions in accordance with the Subscription Agreements is exempt from the prospectus requirement of Canadian Securities Laws, and no prospectus or other documents are required to be filed (other than specified forms accompanied by requisite filing fees), no proceedings taken or approvals, permits, consents, orders or authorizations obtained under the Canadian Securities Laws to permit such issuance and sale;

(xvii)	the issuance of the Unit Shares and Warrants to holders of Initial Special Warrants and any Additional Special Warrants pursuant to and in accordance with the terms of the Special Warrant Indenture or the exercise of the Purchaser’s Option after the Qualification Date, as applicable, is exempt from the prospectus requirements of Canadian Securities Laws and no prospectus or other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations obtained under the Canadian Securities Laws to permit such issuance;

(xviii)	the issuance of the Warrant Shares upon exercise of the Warrants pursuant to and in accordance with the terms of the Warrant Indenture, including payment of the aggregate exercise price, is exempt from the prospectus requirements of Canadian Securities Laws, and no prospectus or other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations obtained under the Canadian Securities Laws to permit such issuance;

(xix)	that no other documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws in connection with the first trade of the Special Warrants, the Unit Shares, the Warrants, or the Warrant Shares, provided that four (4) months have elapsed since the Closing Date, subject to the usual qualifications;

(xx)	if a Qualification Prospectus Supplement qualifying the distribution of the Prospectus-Qualified Securities has been filed with the Securities Commissions prior to their issuance: (A) the Unit Shares, the Warrants, and the Warrant Shares will not be subject to any statutory hold period or restricted period under Canadian Securities Laws, and (B) no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws in order to permit the first trade of such securities in the Qualifying Jurisdictions;

(xxi)	based on the provisions of the Tax Act in force on the date hereof and proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the Special Warrants, the Unit Shares, the Warrants and the Warrant Shares will be qualified investments for the purposes of the Tax Act at the time of their acquisition for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts, each as defined in the Tax Act (each, a “Plan”), provided that at that time, in the case of (a) the Special Warrants and the Warrants, neither the Company nor any person with whom the Company does not deal at arm’s length is an annuitant, a beneficiary, an employer or a subscriber under, or a holder of, the Plan, and the Company is a public corporation for purposes of the Tax Act; and (b) the Unit Shares and the Warrant Shares, the Company is a public corporation for purposes of the Tax Act;

(xxii)	the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions, and is not listed as in default of any requirement of the Canadian Securities Laws in any of the Qualifying Jurisdictions which maintain such a list;

(xxiii)	subject only to the Standard Listing Conditions, the Unit Shares and the Warrant Shares have been listed or approved for listing on the CSE; and

(xxiv)	as to all other legal matters reasonably requested by counsel to the Agent prior to the applicable Time of Closing.

In connection with such opinion, counsel to the Company may rely on the opinions of local counsel in the Qualifying Jurisdictions acceptable to counsel to the Agent, acting reasonably, as to the distribution s of securities contemplated by this Section 10(a) or opinions may be given directly by local counsel of the Company with respect to those items and as to other matters governed by the laws of jurisdictions other than the province or provinces in which the Company’s Canadian counsel are qualified to practice and may rely, to the extent appropriate in the circumstances and only as to matters of fact, on certificates of officers of the Company and others;

(b)	the Agent shall have received at the Time of Closing on the Closing Date, a favourable legal opinion addressed to the Agent and the Purchasers, in form and substance satisfactory to the Agent, acting reasonably, dated as of the Closing Date, from the U.S. counsel to the Company, to the effect that the offer and sale of the Special Warrants does not require registration under the U.S. Securities Act; provided that such offers and sales are made in compliance with this Agreement and provided further that it is understood that no opinion is expressed to any subsequent resale of any Special Warrants;

(c)	the Agent shall have received at the Time of Closing on the Closing Date, a favourable legal opinion addressed to the Agent and the Purchasers, in form and substance satisfactory to the Agent, acting reasonably, dated as of the Closing Date, from United States regulatory counsel to the Company, to the effect that: (i) the Company or one of its Subsidiaries has the applicable cannabis licenses it is required to have from each such state in order for the Company or such Subsidiary to transact its cannabis business in such state; and (ii) each holder of such licenses has the licenses it is required to have from each such governmental authority in order for such holder to engage in its activities involving those aspects of the sale and processing of cannabis in which it is involved;

(d)	the Agent shall have received at the Time of Closing on the Closing Date, favourable legal opinions addressed to the Agent and the Purchasers, in form and substance satisfactory to the Agents, acting reasonably, dated as of the Closing Date, from legal counsel duly qualified to practice law in the jurisdiction of incorporation of, each of the Subsidiaries (which counsel, in turn may rely, only as to matters of fact, on certificates of officers of such Subsidiaries, as appropriate and subject to confirmation by the Agent) with respect to: (i) the incorporation, existence and good standing of such Subsidiary; (ii) the authorized and issued and outstanding securities of such Subsidiary and the holders of such outstanding securities; (iii) the power and capacity of such Subsidiary to carry on its business and activities and to own and lease its property and assets; such opinion to be in form and substance, acceptable in all reasonable respects to the Agent and its legal counsel;

(e)	the Agent shall have received at the Time of Closing on the Closing Date, a certificate dated the Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company or any other senior officer(s) of the Company as may be acceptable to the Agent, in form and content satisfactory to the Agent’s counsel, acting reasonably, with respect to:

(i)	the Notice of Articles and Articles of the Company;

(ii)	the resolutions of the Company’s board of directors with respect to the issuance, sale and delivery of the Initial Special Warrants, the issuance and grant of the Purchaser’s Option, the issuance, sale and delivery of the Additional Securities to be issued and sold by the Company upon exercise of the Purchaser’s Option, the issuance and delivery of the Units upon the deemed exercise of the Initial Special Warrants and any Additional Special Warrants or the exercise of the Purchaser’s Option after the Qualification Date, as applicable, the issuance and delivery of the Unit Shares and Warrants comprising the Units (including for certainty any Additional Units), and the issuance of the Warrant Shares upon exercise of the Warrants, and the authorization of this Agreement and the other Transaction Documents; and

(iii)	the incumbency and signatures of signing officers of the Company;

(f)	the Agent shall have received at each applicable Time of Closing, a certificate of status (or the equivalent thereof pursuant to the relevant governing legislation) dated within one (1) Business Day prior to the Closing Date and the Purchaser’s Option Closing Date, as applicable, from each of the Company and the Subsidiaries;

(g)	the Company shall deliver to the Agent, at each applicable Time of Closing, certificates dated the Closing Date and the Purchaser’s Option Closing Date, as applicable, addressed to the Agent and the Purchasers and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, or such other senior officer(s) of the Company as may be acceptable to the Agent, certifying for and on behalf of the Company and without personal liability, after having made due enquiries, to the effect that:

(i)	the Company has complied in all respects with all the covenants and satisfied all the terms and conditions of this Agreement and the other Transaction Documents on its part to be complied with and satisfied at or prior to the applicable Time of Closing;

(ii)	the representations and warranties of the Company contained herein are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the applicable Time of Closing with the same force and effect as if made on and as at the applicable Time of Closing after giving effect to the transactions contemplated hereby;

(iii)	to the knowledge of such persons, no order, ruling or determination having the effect of ceasing the trading of the Subordinate Voting Shares or suspending the offering or sale of the Initial Special Warrants, the Purchaser’s Option, any Additional Securities, the Unit Shares, the Warrants, or the Warrant Shares to be issued by the Company has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(iv)	there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Disclosure Record which fact or change is, or may be, of such a nature as to render any statement in the Disclosure Record misleading or untrue in any material respect or which would result in a misrepresentation in the Disclosure Record or which would result in the Disclosure Record not complying with Applicable Securities Laws; and

(v)	such other matters as the Agent may reasonably request prior to the applicable Time of Closing;

(h)	the Agent shall have received at the Time of Closing on the Closing Date copies of correspondence indicating that the Company has obtained all necessary approvals for the Unit Shares and the Warrant Shares to be listed on the CSE, subject only to the Standard Listing Conditions;

(i)	the Agent shall have received at each applicable Time of Closing evidence that the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions, and it is not listed as in default of any requirement of the Canadian Securities Laws in any of the Qualifying Jurisdictions which maintain such a list;

(j)	the Agent shall have received at the Time of Closing on the Closing Date an executed copy of the Special Warrant Indenture and the Warrant Indenture, in form acceptable to the Agent, acting reasonably;

(k)	the Agent shall have received at the Time of Closing on the Closing Date an executed copy of the Credit Agreement;

(l)	the Agent shall have received at the Time of Closing on the Closing Date a copy of the Canopy Consent;

(m)	the Agent shall have received at the Time of Closing on the Closing Date satisfactory evidence that all requisite approvals and consents for completion of the Offering have been obtained by the Company;

(n)	the Agent shall have received at the Time of Closing on the Closing Date an executed copy of the Option Certificate;

(o)	the representations and warranties of the Company contained in this Agreement will be true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) at and as of the applicable Time of Closing on the Closing Date and the Purchaser’s Option Closing Date, as applicable, as if such representations and warranties were made at and as of such time and all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by the Company will have been performed, complied with or satisfied prior to that time;

(p)	the absence of any misrepresentations in the Disclosure Record or undisclosed material change or material fact relating to the Company or the Initial Special Warrants, the Purchaser’s Option, the Additional Securities, the Units, the Unit Shares, the Warrants or the Warrant Shares;

(q)	the Agent shall have completed its due diligence review of the Company and its Subsidiaries to its satisfaction prior to the Closing Date;

(r)	the Agent shall have received a certificate from Odyssey Trust Company as to the number of Subordinate Voting Shares issued and outstanding as at the date immediately prior to the Closing Date and the Purchaser’s Option Closing Date, as applicable;

(s)	the Agent will have received such other certificates, opinions, agreements or closing documents in form and substance reasonably satisfactory to the Agent as the Agent may reasonably request prior to the applicable Time of Closing; and

(t)	Kevin Murphy will not (and will execute an undertaking in favour of the Agent, prior to or concurrent with the entering into of this Agreement, pursuant to which he will agree not to), without the prior written consent of the Agent (such consent not to be unreasonably withheld), directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, in any manner whatsoever, or announce any intention to do so, any Subordinate Voting Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Subordinate Voting Shares or other equity securities of the Company for a period of ninety (90) days after the Closing Date, except, as applicable, in conjunction with: (i) the grant or exercise of stock options, restricted share units and other similar issuances pursuant to the share incentive plan of the Company and other share compensation arrangements that are in place on the date hereof; (ii) the exercise of outstanding warrants; (iii) obligations of the Company in respect of existing agreements (including, for greater certainty, conversion of the Company’s outstanding Proportionate Voting Shares); (iv) the issuance of securities by the Company in connection with acquisitions, credit facilities or in the normal course of business; or (vi) in connection with the Company’s arrangement with Canopy Growth Corporation or in order to accept a bona fide take-over bid made to all securityholders of the Company or similar business combination transaction.

11.	Closing

The closing of the purchase and sale of (i) the Initial Special Warrants on the Closing Date and, (ii) if applicable, the Additional Securities on the Purchaser’s Option Closing Date, shall be completed at the Time of Closing and in each case at the Toronto offices of DLA Piper (Canada) LLP or at such other place as the Company and the Agent may agree in writing. At the applicable Time of Closing:

(a)	the Company will deliver to the Agent, or as the Agent may direct, (i) one or more certificates in definitive form or direct registration statements representing each of the Special Warrants or the Unit Shares and the Warrants, as applicable, registered in such name or names as the Agent may notify the Company in writing not less than 24 hours prior to the applicable Time of Closing, and (ii) all further documentation as may be contemplated in this Agreement or as counsel to the Agent may reasonably require; against payment by the Agent to the Company of the applicable aggregate purchase price for the Initial Special Warrants or Additional Securities, as applicable, being issued and sold under this Agreement, net of the Cash Commission and the Agent’s expenses contemplated in Section 15 of this Agreement, by certified cheque, bank draft or wire transfer payable to or as directed by the Company not less than forty-eight (48) hours prior to the applicable Time of Closing; and

(b)	the Company shall make all necessary arrangements for the exchange of any such definitive certificates, on the date of delivery, at the principal offices of the registrar of the Company in the City of Toronto for certificates representing the Special Warrants or the Unit Shares and the Warrants, as applicable, in such amounts and registered in such names as shall be designated by the Agent not less than forty-eight (48) hours prior to the applicable Time of Closing. The Company shall pay all fees and expenses payable to or incurred by the registrar of the Company in connection with the preparation, delivery, certification and exchange of any definitive certificates contemplated by this Section 11 and the fees and expenses payable to or incurred by the registrar of the Company in connection with such additional transfers required in the course of the distribution of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities, which fees and expenses may be deducted by the Agent from the aggregate gross proceeds of the Offering.

12.	Restrictions on Further Issues or Sales

During the period commencing on the date of this Agreement and ending ninety (90) days following the Closing Date, the Company agrees that it will not, directly or indirectly, offer, issue, sell, grant, in any matter whatsoever, any Subordinate Voting Shares or other equity securities or other financial instruments convertible into, exchangeable for, or otherwise exercisable to acquire Subordinate Voting Shares or other equity securities of the Company, or announce any intention to do so, without the prior written consent of the Agent (such consent not to be unreasonably withheld), except, as applicable, in conjunction with: (i) the grant or exercise of stock options, restricted share units and other similar issuances pursuant to the share incentive plan of the Company and other share compensation arrangements that are in place on the date hereof; (ii) the exercise of outstanding warrants; (iii) obligations of the Company in respect of existing agreements (including, for greater certainty, conversion of the Company’s outstanding Proportionate Voting Shares); (iv) the issuance of securities by the Company in connection with acquisitions or credit facilities, in each case, disclosed in the Disclosure Record on or prior to the date hereof; or (v) the issuance and sale of the Initial Special Warrants and Additional Securities and the issuance and sale of the Units upon the deemed exercise of the Initial Special Warrants and Additional Securities, the issuance of the Unit Shares and Warrants and the issuance of the Warrant Shares upon the exercise of the Warrants.

13.	Indemnification by the Company

(a)	The Company shall fully indemnify and save harmless the Agent and its subsidiaries and affiliates and its and their respective directors, officers, employees, shareholders, partners, advisors and agents and each other person, if any, controlling any of the Agent or its subsidiaries or affiliates (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses, expenses (including the aggregate amount paid in settlement of any action, suit, proceeding, investigation or claim), claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel (collectively, “Losses”) that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively, the “Claims” and individually, a “Claim”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Losses and/or Claims relate to, are caused by, result from, arise out of, are based upon, or are in consequence of, or are in connection with, directly or indirectly:

(i)	the breach of any representation or warranty of the Company made in any Transaction Document or Ancillary Document or the failure of the Company to comply with any of its covenants or other obligations in any Transaction Document or Ancillary Document or to satisfy any conditions contained in any Transaction Document or Ancillary Document required to be satisfied by the Company or any omission or alleged omission to state in any Transaction Document or Ancillary Document any fact required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(ii)	any information or statement (except any information or statement relating solely to the Agent and furnished in writing by the Agent to the Company) in any of the Prospectus, the Registration Statement or any Supplementary Materials (including, for greater certainty, the Documents Incorporated by Reference and any Subsequent Disclosure Documents) containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, or based upon any omission or alleged omission in any of the Prospectus, the Registration Statement or any Supplementary Materials to state in those documents any material fact required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(iii)	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Agent and furnished in writing by the Agent to the Company) contained in any of the Prospectus, Registration Statement or any Supplementary Materials or any other document or material filed or delivered on behalf of the Company pursuant to this Agreement or the other Transaction Documents, preventing or restricting the trading in or the sale or distribution of the Initial Special Warrants, the Additional Securities, the Purchaser’s Option, the Units, the Unit Shares, the Warrants, the Warrant Shares, or any other securities of the Company;

(iv)	the non-compliance or alleged non-compliance by the Company with any Applicable Securities Laws or other regulatory requirements including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	any misrepresentation or alleged misrepresentation relating to the Offering, whether oral or written and whether made during and in connection with the Offering, where such misrepresentation may give or gives rise to any other liability under any statute in any jurisdiction which is in force on the date of this Agreement.

(b)	If any Claim contemplated by this Section 13 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 13 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Company as soon as possible of the nature of such Claim (provided that any failure to so notify in respect of any Claim or potential Claim shall not relieve the Company of any liability which the Company may have under this Section 13). The Company shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any such Claim within fourteen (14) days of receipt of the aforementioned notice from the Indemnified Party; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably, the Indemnified Party shall have the right to participate in the settlement and defense of the Claim and no admission of liability shall be made by the Company or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Company, such consent not to be unreasonably withheld. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Agent, will keep the Agent advised of the progress thereof and will discuss with the Agent all significant actions proposed. An Indemnified Party shall have the right to employ separate counsel in any such Claim and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(i)	the Company fails to assume the defence of such Claim on behalf of the Indemnified Party within fourteen (14) days of receiving notice of such suit;

(ii)	the employment of such counsel has been authorized by the Company; or

(iii)	the named parties to any such Claim (including any added or third parties) include the Indemnified Party and the Company and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of the potential or actual conflicting interests of those represented or that there may be legal defences available to the Indemnified Party or Indemnified Parties which are different from or in addition to those available to the Company or that the subject matter of the Claim may not fall within the foregoing indemnity;

in each of which cases the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party, but the Company shall be liable to pay the reasonable fees and disbursements of counsel for such Indemnified Parties as well as the reasonable costs and out-of-pocket expenses of the Indemnified Party (including an amount to reimburse the Agent at its normal per diem rates for time spent by their respective directors, officers, employees or shareholders). Notwithstanding anything set forth herein, in no event shall the Company be liable for the fees or disbursements of more than one firm of legal counsel for all Indemnified Parties in a particular jurisdiction.

(c)	The Company hereby acknowledges and agrees that, with respect to Sections 13 and 14 hereof, the Agent is contracting on their own behalf and as agents for its subsidiaries and affiliates, and its and their directors, officers, employees, shareholders, partners, advisors, agents and each other person, if any, controlling any of the Agent or its subsidiaries or affiliates, and their respective directors, officers, employees, shareholders, partners, advisors and agents (collectively, the “Beneficiaries”). In this regard, the Agent shall act as trustee for the Beneficiaries of the covenants of the Company under Sections 13 and 14 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce such covenants on behalf of the Beneficiaries.

(d)	The Company agrees to waive any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting Claims on behalf of or in right of the Company for or in connection with the Offering (whether performed before or after the date of this Agreement) except to the extent any Losses suffered by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the gross negligence, intentional fraud or wilful misconduct of such Indemnified Party.

(e)	The Company will not, without the prior written consent of the Agent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought under Sections 13 (whether or not any Indemnified Party is a party to such Claim) unless the Company has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

(f)	Notwithstanding anything to the contrary contained herein, the indemnity in this Section 13 shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were caused primarily by the gross negligence, intentional fraud or wilful misconduct of the Indemnified Party.

(g)	The Company agrees that in case any legal proceeding or investigation shall be brought or initiated against the Company and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, in connection with the transactions contemplated by this Agreement, and if the Company and/or the Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Agent, the Indemnified Parties shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Indemnified Parties in connection therewith) and out-of-pocket expenses incurred by Indemnified Parties in connection therewith shall be paid by the Company as they occur.

(h)	The rights to indemnification provided in this Section 13 shall be in addition to and not in derogation of any other rights which the Agent or any other Indemnified Party may have by statute or otherwise at law.

14.	Contribution

(a)	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 13 hereof would otherwise be available in accordance with its terms but is, for any reason held to be illegal, unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms or is insufficient to hold the Agent or any other Indemnified Party harmless in respect of a Claim, the Agent or the other Indemnified Party and the Company shall contribute to the aggregate of all Losses of the nature contemplated in Section 13 hereof and suffered or incurred by the Indemnified Parties in the following proportions: (i) the relative benefits received by the Agent or the other Indemnified Party, on the one hand (being, in respect of the Agent, the Cash Commission), and the relative benefits received the Company on the other hand (being the gross proceeds derived from the sale of the Initial Special Warrants and any Additional Securities less the Cash Commission); (ii) the relative fault of the Company on the one hand and the Agent or the other Indemnified Party on the other hand; and (iii) relevant equitable considerations; provided that the Company shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any excess of such amount over the amount of Cash Commission actually received by the Agent or any other Indemnified Party under this Agreement and further provided that the Agent or any other Indemnified Party shall not in any event be liable to contribute, in the aggregate, any amount in excess of the total Cash Commission or any portion thereof actually received by the Agent. However, no party who has engaged in any gross negligence, intentional fraud or wilful misconduct shall be entitled to claim contribution from any person who has not engaged in such gross negligence, intentional fraud or wilful misconduct.

(b)	The rights to contribution provided in this Section 14 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

(c)	If an Indemnified Party has reason to believe that a claim for contribution may arise, the Indemnified Party shall give the Company notice thereof in writing, but failure to so notify shall not relieve the Company of any obligation which it may have to the Indemnified Party under this Section 14 provided that the Company is not materially and adversely prejudiced by such failure, and the right of the Company to assume the defence of such Indemnified Party shall apply as set out in Section 13 hereof, mutatis mutandis.

15.	Fees and Expenses

Whether or not the purchase and sale of the Initial Special Warrants and any Additional Securities shall be completed, all fees and expenses (including HST, if applicable) of or incidental to the creation, issuance and delivery of the Initial Special Warrants, the Purchaser’s Option and any Additional Securities and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Company including, without limitation:

(a)	all expenses of or incidental to the creation, issue, sale or distribution of Initial Special Warrants, the Purchaser’s Option and any Additional Securities, the Prospectus-Qualified Securities and any securities underlying such securities, the filing of the Qualification Prospectus Supplement, the Qualification Registration Statement and any Supplementary Material and any stock exchange approval and other regulatory compliance;

(b)	the fees and expenses of the auditors, technical consultants, translators, other experts, and counsel to the Company and all local counsel (including all taxes payable in respect of any of the foregoing);

(c)	all costs and expenses incurred in connection with roadshows and marketing activities, the preparation and printing of the Prospectus, the Registration Statement and any Supplementary Material contemplated hereunder and otherwise relating to the Offering; and

(d)	the reasonable out-of-pocket expenses of the Agent (including, but not limited to, travel expenses in connection with due diligence and marketing activities, and reasonable fees and disbursements of the Agent’s legal counsel), including any expenses incurred prior to the date first written above and all taxes payable in respect of any of the foregoing, with such expenses to be paid by the Company at the Time of Closing on the Closing Date and on the Purchaser’s Option Closing Date, if applicable, or at any other time reasonably requested by the Agent and shall be payable by the Company immediately upon receiving an invoice therefor from the Agent.

16.	All Terms to be Conditions

The Company agrees that the conditions contained in Section 10 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Company and that it will use its reasonable best efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in Section 10 shall entitle the Agent to terminate this Agreement by written notice to that effect given to the Company at or prior to the Time of Closing on the Closing Date. It is understood that the Agent may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agent in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing.

17.	Termination by Agent in Certain Events

(a)	The Agent shall also be entitled to terminate its obligation under this Agreement by written notice to that effect given to the Company at or prior to the Time of Closing on the Closing Date if:

(i)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, the CSE or any securities regulatory authority) or any law, rule or regulation, or the interpretation or administration thereof, is enacted or changed, which in the sole opinion of the Agent, acting reasonably, operates to prevent, restrict or otherwise materially adversely effect the distribution of the Initial Special Warrants or the distribution or trading of any of the Company’s securities;

(ii)	there shall occur or come into effect any material change in the assets, business, affairs, financial condition, results of operations, capital or prospects of the Company or its Subsidiaries, or there should be discovered any previously undisclosed material fact or circumstance or there should occur a change in any material fact relating to the Company and/or the Subsidiaries, including from that information disseminated by the Company through its periodic and timely disclosure documents publicly filed on SEDAR, which in any case, in the reasonable opinion of the Agent, has or could reasonably be expected to have a material adverse effect on the market price or value or marketability of the Special Warrants or any other securities of the Company;

(iii)	there should develop, occur or come into effect or existence any event, action, state, circumstance or condition, or any action, law or regulation, inquiry or other occurrence of any nature, including, without limitation, terrorism, accident or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which, in the reasonable opinion of the Agent, materially adversely affects or involves, or could reasonably be expected to materially adversely affect or involve, the financial markets in Canada or the U.S. or the business, operations or affairs of the Company or the Subsidiaries or the marketability of the Special Warrants;

(iv)	an order is made or threatened to cease or suspend trading or to otherwise prohibit or restrict in any manner the distribution or trading, or proceedings are announced or commenced for the making of any such order in respect of the Subordinate Voting Shares, the Special Warrants, the Purchaser’s Option, the Units, the Unit Shares, the Warrants, the Warrant Shares, or other securities of the Company by any Securities Commission, the CSE or other competent authority;

(v)	the Agent determines, acting reasonably, that the state of the financial markets in Canada and the U.S. is such that the Special Warrants cannot be profitably marketed or it would be impractical to offer or to continue to offer the Special Warrants for sale;

(vi)	the Company is not in compliance in all material respects with any Applicable Laws (including Applicable Securities Laws relating to timely disclosure of material information) or is in breach of any term, condition or covenant contained in this Agreement or any representation or warranty given by the Company in this Agreement becomes or is false;

(vii)	the Agent is not satisfied in its sole discretion with its due diligence review and investigations in respect of the Company, the Subsidiaries and their respective business, affairs and operations; or

(viii)	the Agent and the Company agree in writing to terminate this Agreement.

(b)	If this Agreement is terminated by any of the Agent pursuant to Section 17(a), there shall be no further liability on the part of the Agent to the Company, or on the part of the Company to such Agent except in respect of any liability which may have arisen or may thereafter arise under Sections 13, 14, 15, 17(d) and 18.

(c)	The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

(d)	Notwithstanding any other provision of this Agreement, if this Agreement is terminated by the Company and the Company completes a transaction substantially similar to the Offering within the six (6) month period following such termination, the Company shall pay to the Agent 100% of the total Cash Commission that would have been payable to the Agent hereunder had the Offering been successfully completed on the Closing Date for aggregate gross proceeds of US$30,000,000, and such fee will constitute liquidated damages of the Agent resulting from the failure to complete the Offering contemplated herein and not a penalty.

18.	Right of First Refusal

If, during the term of this Agreement and for a period of twelve (12) months subsequent to the Closing Date, the Company: (a) requires additional equity or debt financing, (b) proposes to acquire or dispose of any assets out of the ordinary course of business, (c) decides to hedge, lock-in or swap any currency or interest rate exposure relating to its business, (d) proposes a material corporate transaction, such as an amalgamation, recapitalization, merger, take-over bid, joint venture, plan of arrangement or reorganization, or (e) receives an unsolicited take-over bid, you will offer to engage the Agent as its lead manager, underwriter, private placement agent and/or exclusive financial advisor (as the case may be, depending upon the nature of the transaction) in connection with such transaction, subject to agreeing on mutually acceptable fee arrangements. The terms and conditions relating to any such services will be outlined in a separate engagement letter, underwriting agreement or agency agreement and the fees for such services will be in addition to the fees payable under this Agreement, will be negotiated separately and in good faith and will be consistent with fees paid to North American investment bankers for similar services. If the Agent does not accept the terms and conditions contained in the Company’s offer, the Company may engage any other financial institution as manager, underwriter, agent and/or financial advisor (as the case may be, depending on the nature of the transaction) in connection with such transaction, provided that the terms and conditions of any such engagement shall be no more favourable to such other financial institution than the terms and conditions offered by the Company to the Agent.

19.	Exclusivity

The Agent shall have the exclusive right to act as the lead manager and sole bookrunner of any public offering by the Company or any other entity created by the Company for the period commencing on the date of this Agreement and ending on the first (1st) anniversary of this Agreement have been entered into.

20.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered to,in the case of the Company, to:

Acreage Holdings, Inc.

366 Madison Avenue, 11th Floor

New York, New York, 10017

Attention:	##############
Email:	#######################

with a copy of any such notice (which shall not constitute notice to the Company) to:

DLA Piper (Canada) LLP

Suite 6000, 1 First Canadian Place

PO Box 367, 100 King St W

Toronto, Ontario M5X 1E2

Attention:	#############
Email:	#####################

in the case of the Agent, to:

Canaccord Genuity Corp.
161 Bay Street, Suite 3100
P.O. Box 516

Toronto, Ontario, M5J 2S1

Attention:	############
Email:	#####################

and with a copy of any such notice (which shall not constitute notice to the Agent) to:

Fasken Martineau DuMoulin

Suite 2400 - 333 Bay Street

Box 20 Bay Adelaide Centre

Toronto, Ontario, M5H 2T6

Attention:	#############
Email:	#####################

The Company and the Agent may change their respective addresses for notice by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by email and shall be deemed to have been given when: (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by email prior to 5:00 p.m. (Eastern time), on the date that it is sent, and thereafter, on the first Business Day following the day on which it is sent.

21.	Miscellaneous

(a)	The Company acknowledges and agrees that all written and oral opinions, advice, analysis and materials provided by the Agent in connection with this Agreement hereunder are intended solely for the Company’s benefit and the Company’s internal use only with respect to the Offering and the Company agrees that no such opinion, advice, analysis or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the Agent’s prior written consent in each specific instance. Any advice or opinions given by the Agent hereunder will be made subject to, and will be based upon, such assumptions, limitations, qualification and reservations as the Agent, in its sole judgement, deem necessary or prudent in the circumstances. The Agent shall act as independent contractor under this Agreement and not in any other capacity, including as a fiduciary, and any duties arising out of this Agreement shall be owed solely to the Company.

(b)	Upon successful completion of the Offering, the Agent shall be permitted to publish, at its own expense, such advertisements or announcements describing its services provided hereunder in such newspaper or other publications as the Agent considers appropriate, and shall further be permitted to post such advertisements or announcements on its website. Prior to publishing or posting any such advertisement, the Agent shall provide a draft thereof to the Company and shall afford the Company an opportunity to review and provide comments on such advertisement.

(c)	Each party to this Agreement is entering into this Agreement as an independent contractor. Nothing in this Agreement is intended to (a) create any partnership, joint venture or fiduciary relationship of any kind whatsoever or (b) benefit any third parties or create any obligations to any third parties, except pursuant to Section 13, which is intended to benefit all Indemnified Parties. This Agreement, including all schedules to this Agreement, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. This Agreement may only be amended, supplemented, or otherwise modified by written agreement signed by all of the parties.

(d)	This Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement and of the Indemnified Parties, provided that no party may assign this Agreement or any rights or obligations under this Agreement, in whole or in part, without the prior written consent of every other party.

(e)	No waiver of any provision of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

(f)	If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

(g)	To the extent any amounts payable under this Agreement are subject to Goods and Services Tax and/or Provincial Sales Tax and/or Harmonized Sales Tax, the Company will pay an additional amount equal to the amount of any applicable tax.

(h)	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(i)	Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

(j)	The words, “hereunder”, “hereof” and similar phrases mean and refer to the Agreement.

(k)	All warranties, representations, covenants and agreements (including the Company’s indemnification and contribution covenants and agreements in favour of the Agent and the other Indemnified Parties) of or made by the Company herein contained or contained in any Ancillary Document shall survive the purchase by the Purchasers of the Initial Special Warrants and any Additional Securities and shall continue in full force and effect for the benefit of the Purchasers and the Agent regardless of the closing of the sale of the Initial Special Warrants and any Additional Securities, any subsequent disposition of the Special Warrants or the Units, Unit Shares, Warrants or Warrant Shares by the Purchasers or the termination of the Agent’s obligations under this Agreement for a period ending on the Survival Limitation Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the Offering, the preparation of the Prospectus, the Registration Statement or any Supplementary Material or the distribution of the Initial Special Warrants and any Additional Securities, the Purchaser’s Option, Units, Unit Shares, Warrants or Warrant Shares or otherwise, and the Company agrees that the Agent shall not be presumed to know of the existence of a claim against the Company under this Agreement or the other Transaction Documents or any Ancillary Document or in connection with the purchase and sale of the Initial Special Warrants or any Additional Securities or the issuance of the Purchaser’s Option, Units, Unit Shares, Warrants or Warrant Shares as a result of any investigation made by or on behalf of the Agent in accordance with the preparation of the Prospectus, the Registration Statement or any Supplementary Material or the distribution of Initial Special Warrants, Additional Securities, the Purchaser’s Option, Units, Unit Shares, Warrants or Warrant Shares.

(l)	Each of the parties hereto shall be entitled to rely on delivery of a facsimile or portable document format copy of this Agreement and acceptance by each such party of any such facsimile or portable document format copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

(m)	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[remainder of page intentionally left blank]

If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

Yours very truly,

CANACCORD GENUITY CORP.

By:	/s/ Patrick Burke
Name: Title:	Patrick Burke President, Capital Markets - Canada

[Agency Agreement (Acreage Holdings, Inc.)]

Accepted and agreed to by the undersigned as of the date of this agreement first written above.

Acreage Holdings, Inc.

By:	/s/ Glen Leibowitz
Name: Title:	Glen Leibowitz Chief Financial Officer

[Agency Agreement (Acreage Holdings, Inc.)]

SCHEDULE “A”
Subsidiaries

Entity	Jurisdiction of Incorporation	Jurisdiction of Operation	Company Percentage Ownership (direct or indirect)
High Street Capital Partners, LLC	DE	NY	78.36%
Prime Wellness of Connecticut, LLC	CT	CT	100%
Thames Valley Apothecary, LLC	CT	CT	100%
NYCANNA, LLC	DE	NY	50%
In Grown Farms, LLC 2	IL	IL	100%
NCC LLC	IL	IL	100%
MA RMD SVCS, LLC	MA	MA	100%
The Botanist, Inc.	MA	MA	100%
Prime Wellness of Pennsylvania LLC	PA	PA	100%
Acreage Florida, Inc.	FL	FL	100%
Gravenstein Foods, LLC	CA	CA	100%

[Agency Agreement (Acreage Holdings, Inc.)]

SCHEDULE “B”
CanWell Litigation

CanWell Litigation: Rhode Island Litigation and Related Litigation in Maine and Delaware

The ongoing litigation detailed below centers on the rights and responsibilities of various entities operating in the cannabis space in Rhode Island and Maine. The issues in dispute overlap across the Rhode Island, Maine, and Delaware cases as identified below.

•	Rhode Island:

o	CanWell, LLC, CanWell Processing (RI), LLC and CanWell Processing (ME), LLC v. High Street Capital Partners, LLC, d/b/a Acreage Holdings, Inc., and as the Successor-in-interest to The Wellness and Pain Managements Connection, LLC, Kevin Murphy, and John Does 1-20 (C.A. No. KM-2019-0948); and

o	CanWell, LLC v. The Wellness and Pain Managements Connection, LLC and Its Successor in Interest High Street Capital Partners, LLC, d/b/a Acreage Holdings, Inc., Northeast Patients Group d/b/a Wellness Connection of Maine, Kevin Murphy, and John Does 1-20 (Superior Court No. KM-2019-1047)

•	Maine: Northeast Patients Group, Inc. d/b/a Wellness Connection of Maine v. CanWell, LLC and CanWell Processing (Maine), LLC (Cumberland County, BCD-CV-19-50)

•	Delaware: High Street Capital Partners, LLC v. CanWell, LLC, CanWell Processing (Maine), LLC, and CanWell Processing (Rhode Island), LLC (Court of Chancery, No. 2019-0957-MTZ)

[Agency Agreement (Acreage Holdings, Inc.)]